UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
RIMINI STREET, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the annual meeting of the stockholders (the “Annual Meeting”) of Rimini Street, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 3, 2026, at Noon, Pacific Time. To allow our stockholders to participate regardless of geographic location, our 2026 Annual Meeting will be held by means of a live, virtual-only online audio webcast.

MEETING INFO		ITEMS OF BUSINESS
¹	DATE AND TIME Wednesday, June 3, 2026 at Noon, Pacific Time
The Annual Meeting is being held for the following purposes (which are more fully described in the accompanying Proxy Statement):
1.To elect the Class III director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to hold office until the 2029 annual meeting of stockholders and until his successor is elected and qualified.
2.To conduct an advisory vote to approve the Company’s executive compensation.
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

4	RECORD DATE April 15, 2026

:	MEETING WEBSITE www.cstproxy.com/riministreet/2026
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted live via audio webcast. For instructions on how to attend, vote your shares and/or submit written questions during the Annual Meeting, see the information in the accompanying Proxy Statement in the sections titled “Access to the 2026 Virtual-Only Annual Meeting” and “Questions and Answers about the Annual Meeting and Voting — How can I attend and vote at the Annual Meeting?”

Whether or not you plan to attend the Annual Meeting, you are encouraged to read the accompanying Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions provided. Submitting a vote before the Annual Meeting will not preclude you from updating your vote online during the Annual Meeting before voting polls are closed.

Our mission is to enable our clients to better control their IT roadmap by offering a comprehensive portfolio of unified software support services and related ERP solutions – designed to be funded within existing budgets – to accelerate the vision of Transformation without Disruption,™ empowering clients to put technology to work to produce more efficient business outcomes to provide a competitive advantage and facilitate growth.

SUPPORT	OPTIMIZE	INNOVATE

Who can vote:
Stockholders of record of the Company’s common stock at the close of business on April 15, 2026 (the "Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and any postponement or adjournment thereof.

Who may attend:
All stockholders are cordially invited to attend the Annual Meeting. To receive access to the virtual-only Annual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement in the section titled “Access to the 2026 Virtual-Only Annual Meeting.”

How you can vote:
Prior to the Annual Meeting, you may vote your proxy by (i) accessing the internet website specified on your proxy card or (ii) marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. Stockholders who received their proxy card or voting instruction card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.
During the virtual-only Annual Meeting, you or your proxy holder will be able to submit written questions and to vote at the meeting by visiting www.cstproxy.com/riministreet/2026. To receive access to the virtual-only Annual Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement.

We look forward to the opportunity to interact with our stockholders at the 2026 Annual Meeting.

By Order of the Board of Directors Rimini Street, Inc.

Sincerely,

/s/ Seth A. Ravin
1700 S. Pavilion Center Drive Suite 330 Las Vegas, Nevada 89135	Seth A. Ravin President, Chief Executive Officer and Chairman of the Board

April 30, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 3, 2026:
This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2025 Annual Report are available at https://www.cstproxy.com/riministreet/2026 and through our website at www.riministreet.com.

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the virtual-only Annual Meeting, you are urged to vote either via the internet website specified on your proxy card or by marking, signing and returning the enclosed proxy card in the pre-paid postage envelope provided. If you hold shares of common stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, your brokerage firm, bank or other nominees can only vote your shares on certain limited matters. It is important that you provide voting instructions because brokers, banks and other nominees do not, for example, have the authority to vote your shares for the election of directors without instructions from you.

Proposal	59
Board of Directors Recommendation	59
Vote Required	59
DIRECTOR COMPENSATION	60
PROPOSAL NO. 3 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING December 31, 2026	62
Background	62
Board of Directors Recommendation	62
Vote Required	62
KPMG Representative — Attendance at the Annual Meeting	62
FEES PAID TO AUDITORS	63
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances	64
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	65
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	66
OTHER MATTERS AND ADDITIONAL INFORMATION	69
Householding of Proxy Materials	69
Deadlines for Stockholder Proposals and Director Nominations to be Presented at the Next Annual Meeting	69
Availability of Annual Report to Stockholders and Report on Form 10-K	69
Other Matters to be Presented for Action at the Annual Meeting	70
Appendix A — Reconciliation of Non-GAAP Financial Measures	A

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE VIRTUAL-ONLY ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE VIRTUAL-ONLY ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE ON-LINE DURING THE ANNUAL MEETING UNTIL VOTING POLLS ARE CLOSED IF THEY SO DESIRE.

RIMINI STREET, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To be Held Wednesday, June 3, 2026
PROXY STATEMENT
The following information is provided to each eligible stockholder, as explained in the section captioned “Questions and Answers About the Annual Meeting and Voting,” below, in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rimini Street, Inc. (the “Company”) to be held via live, virtual-only online audio webcast on Wednesday June 3, 2026, at Noon, Pacific Time.
The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. This proxy statement (this “Proxy Statement”) and form of proxy are being mailed to stockholders beginning on or about April 30, 2026.
The Company’s principal executive offices are located at 1700 S. Pavilion Center Drive, Suite 330, Las Vegas, Nevada 89135, and the Company’s website is www.riministreet.com.

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Description	Board Voting Recommendation	Page

1	Election of Class III Directors	FOR EACH DIRECTOR NOMINEE	9
2	Say on Pay	FOR	59
3	Auditor Ratification	FOR	62
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ACCESS TO THE 2026 VIRTUAL-ONLY ANNUAL MEETING

There will be no in-person component to the Annual Meeting, which will be held by means of a live, virtual-only online audio webcast. Only (i) stockholders of record of our common stock at the close of business on April 15, 2026 (the “Record Date”) and (ii) beneficial owners of our common stock as of the Record Date who possess a qualifying control number will be entitled to attend, ask questions during and vote during the virtual-only Annual Meeting. Other beneficial owners may attend the virtual-only Annual Meeting as guests but may not submit questions or vote during the Annual Meeting unless they receive a legal proxy from their broker or other agent, as described below.
Annual Meeting Website
The live audio webcast of the virtual-only Annual Meeting will be accessible through our Annual Meeting website, and a replay will be made available after the meeting. In addition, our Annual Meeting website includes information regarding how to vote, the vote recommendations of our Board of Directors (the “Board”), contact information and related meeting documentation. Our Annual Meeting website is www.cstproxy.com/riministreet/2026.
Registered Stockholders — Attending, Voting and Submitting Questions During the Virtual-Only Annual Meeting
If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock Transfer”), and you wish to attend the virtual-only Annual Meeting, go to www.cstproxy.com/riministreet/2026 just prior to the start of the meeting and enter the control number printed on your proxy card.
Registered stockholders can vote prior to the date and time of the Annual Meeting by following the instructions on their proxy cards. Also, registered stockholders can vote or change their vote by visiting our Annual Meeting website and using the vote link at any time before or during the meeting until the voting polls are closed.
Beneficial Stockholders — Attending, Voting and Submitting Questions During the Virtual-Only Annual Meeting
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and this Proxy Statement is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online via our Annual Meeting website or ask questions during the meeting unless: (i) your voting instruction card and this Proxy Statement was forwarded to you on behalf of your broker or other agent by either Broadridge Communications Solutions, Inc. (“Broadridge”) or Mediant, a BetaNXT Inc. company (“Mediant”), or (ii) you obtain a legal proxy from your broker or other agent, as described further below.
•If you wish to vote and submit questions during the virtual-only Annual Meeting and your voting instruction card and this Notice was forwarded to you by either Broadridge or Mediant, you will need the control number included on your voting instruction card (if you received a printed copy of the proxy materials) or included in the email to you (if you received your proxy materials by email) in order to be able to vote your shares and submit questions during the Annual Meeting via our Annual Meeting website.
•All other beneficial owners who wish to attend the virtual-only Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mailing a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners who submit a valid legal proxy to Continental Stock Transfer will be emailed a meeting control number with instructions for logging into the Annual Meeting website. Beneficial owners should contact Continental Stock Transfer for this purpose no later than 3:00 p.m., Eastern Time, on June 2, 2026. If you are unable to obtain a legal proxy, you may attend the virtual-only Annual Meeting as a guest by entering your name and email address into our Annual Meeting website just prior to the start of the meeting. However, you will not be able submit questions or vote during the meeting via our Annual Meeting website.
Rimini Street, Inc. | 2

Conduct of the Meeting
Stockholders participating in the virtual-only Annual Meeting will be in a listen-only mode and will not be able to speak during the Annual Meeting webcast. However, to maintain the interactive nature of the Annual Meeting, eligible attendees will be able to:
•Vote using the Annual Meeting website; and
•Submit questions in writing to the Company’s directors and officers during the meeting via the virtual-only Annual Meeting website.
Eligible attendees may submit questions during the Annual Meeting via the virtual-only Annual Meeting website by typing in the “Submit a Question” box.
The Annual Meeting website is accessible at www.cstproxy.com/riministreet/2026.

Rimini Street, Inc. | 3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    What is this document?
A:    This document is the Proxy Statement of Rimini Street, Inc., which is being sent to stockholders in connection with our Annual Meeting. A proxy card is also being provided with this document.
Throughout this Proxy Statement, we refer to Rimini Street, Inc. as “we,” “us,” “our,” the “Company” or “Rimini Street.”
Q:    Why am I receiving these materials?
A:    You are receiving these materials because you were one of our stockholders as of the close of business on the Record Date for determining who is entitled to receive notice of and to vote at the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Rimini Street common stock upon matters to be considered at the Annual Meeting.
Q:    Who may vote at the Annual Meeting? What are my voting rights?
A:    Our stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Stockholders do not have cumulative voting rights.
Holders of shares of our common stock may cast one vote for each share of common stock held as of the Record Date on the director nominees and on each of the other matters presented at the Annual Meeting. As of the Record Date, there were 92,556,379 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.
Q:    What proposals will be voted on at the Annual Meeting?
A:    There are three proposals to be considered and voted on at the Annual Meeting:
1.To elect the Class III director nominees identified in this Proxy Statement to the Board, each to serve until the 2029 annual meeting of stockholders and until his successor is elected and qualified (the “Director Election Proposal”).
2.To conduct an advisory vote to approve the Company’s executive compensation (the “Say on Pay Proposal”).
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”).
The Company will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Q:    How many shares must be represented to have a quorum and hold the Annual Meeting?
A:    The presence by virtual attendance or by proxy of holders of outstanding shares of common stock representing a majority of the voting power as of the Record Date is needed for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
Q:    How can I attend and vote at the Annual Meeting?
A:    There will be no in-person component to the Annual Meeting, which will be held by means of a live, virtual-only online audio webcast on Wednesday, June 3, 2026, at Noon, Pacific Time, unless postponed or adjourned to a later date. Only stockholders of record as of the Record Date and qualifying beneficial owners as of the Record Date, as described above under the heading “Access to the 2026 Virtual-Only Annual Meeting,” will be entitled to attend the virtual-only Annual Meeting. To attend and vote at the virtual-only Annual Meeting, please follow the instructions as applicable to the nature of your ownership of our common stock contained earlier in this Proxy Statement in the section titled “Access to the 2026 Virtual-Only Annual Meeting.”
Rimini Street, Inc. | 4

Q:    What if during the check-in time or during the virtual-only Annual Meeting I have technical difficulties or trouble accessing the Annual Meeting website?
A:    The host of our virtual-only Annual Meeting platform, Continental Stock Transfer, will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting website. If you encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call Continental Stock Transfer technical support at (917) 262-2373.
Q:    How do I cast my vote?
A:    If you are a stockholder of record on the Record Date, you may vote online during the virtual-only Annual Meeting. You may also vote in advance of the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for internet voting. Please have your proxy card with you if you are going to vote through the internet in advance of the Annual Meeting. During the virtual-only Annual Meeting, you may vote using the Annual Meeting website, as described above in the section titled “Access to the 2026 Virtual-Only Annual Meeting.”
If you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and this Proxy Statement is being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. To vote during the virtual-only Annual Meeting, please follow the instructions applicable to the nature of your ownership of our common stock, as described above in the section titled “Access to the 2026 Virtual-Only Annual Meeting.”
If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”
Q:    How do I vote if my shares are held in “street name” by a broker, bank or other nominee?
A:    If your shares are held by a broker, bank or other nominee, your broker, bank or other nominee (your “Financial Institution”) will send you instructions for voting those shares. Many (but not all) Financial Institutions participate in a program provided through Broadridge Investor Communication Solutions (www.proxyvote.com) that offers internet and telephone voting options. For more information on whether you as a holder in “street name” can vote your shares through Broadridge Investor Communications Solutions, please contact the Financial Institution that holds your shares (or refer to the information on your voting instruction card).
Q:    How do I change my vote?
A:    You may revoke your proxy and change your vote at any time before it is exercised at the Annual Meeting. You can revoke a proxy by (i) giving written notice to the Company’s secretary at the address listed on the first page of this Proxy Statement, (ii) delivering an executed, later-dated proxy, or (iii) if you are eligible to do so, voting during the virtual-only Annual Meeting through our Annual Meeting website. However, attending the virtual-only Annual Meeting via the Annual Meeting website will not automatically revoke your proxy unless you also vote during the meeting using the Annual Meeting website or specifically request in writing that your proxy be revoked. If your shares of common stock are held in street name and you wish to change or revoke your voting instructions, you should contact your Financial Institution for information on how to do so.
Q:    What are “broker votes” and “broker non-votes?”
A:    On certain “routine” matters, Financial Institutions have discretionary authority under applicable rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”) to vote their customers’ shares if their customers do not provide voting instructions. When a Financial Institution votes its customers’ shares on a routine matter without receiving voting instructions (referred to as “broker discretionary voting”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Annual Meeting, the Auditor Ratification Proposal is considered a “routine” matter.
Under New York Stock Exchange (“NYSE”) requirements generally applicable to member Financial Institutions, each of the Director Election Proposal and the Say on Pay Proposal is considered a “non-routine” matter for which Financial Institutions do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Annual Meeting, if you hold your stock through an account at a Financial Institution, your Financial Institution may not vote your shares on your behalf on these proposals without receiving
Rimini Street, Inc. | 5

instructions from you. When a Financial Institution does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are counted for establishing a quorum to conduct business at the Annual Meeting.
We encourage you to provide voting instructions to your Financial Institution so that your shares will be voted at the Annual Meeting on all matters up for consideration.
Q:    What is the voting standard for the Director Election Proposal?
A:    In regard to the Director Election Proposal, you may vote “FOR” all or some of the listed nominees or you may “WITHHOLD” your vote for any nominee you specify.
Directors are elected by plurality vote. This means that the three director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote “FOR” all of the director nominees, “WITHHOLD” authority to vote your shares for all the director nominees or “WITHHOLD” authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no impact on the vote.
Q:    What is the voting standard for the Say on Pay Proposal?
A:    You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal.
The approval of the Say on Pay Proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee of the Board (the “Compensation Committee”). However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is a significant vote against the Say on Pay Proposal, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Abstentions will have the same effect as a vote cast “AGAINST” the Say on Pay Proposal. Broker non-votes will have no impact on the vote as they are not entitled to vote on this proposal.
Q:    What is the voting standard for the Auditor Ratification Proposal?
A:    You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Auditor Ratification Proposal.
The approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
Abstentions will have the same effect as a vote cast “AGAINST” the Auditor Ratification Proposal. Broker non-votes are not expected on the Auditor Ratification Proposal as it is considered a routine matter.
Q:    How does the Company’s Board of Directors recommend that I vote?
A:    The Board unanimously recommends that you vote:
•“FOR” the election of the each of the Class III director nominees to the Board identified in this Proxy Statement;
•“FOR” the Say on Pay Proposal; and
•“FOR” the Auditor Ratification Proposal.
Q:    What information is available on the internet?
A:    A copy of this Proxy Statement and our 2025 Annual Report to Stockholders is available for download free of charge at https://www.cstproxy.com/riministreet/2026.
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Our website address is www.riministreet.com. We use our website as a channel of distribution for important information about us. Important information, including press releases, investor presentations and financial information regarding Rimini Street, is routinely posted on and accessible on the “Investor Relations” subpage of our website.
In addition, we make available on the “Investor Relations” subpage of our website free of charge the reports we file with the U.S. Securities and Exchange Commission (“SEC”) (e.g., our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and beneficial ownership reports on Forms 3, 4 and 5). Further, copies of our Certificate of Incorporation, our Amended and Restated Bylaws (the “Bylaws”), our Code of Business Conduct and Ethics, our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and the charters for the Audit, Compensation and Nominating & Corporate Governance Committees of the Board are also available on the “Investor Relations” subpage of our website.
Information from our website is not incorporated by reference into, or considered a part of, this Proxy Statement.
Q:    What if I return my proxy card (or complete the internet voting procedures) but do not provide voting instructions?
A:    The Board has named Seth A. Ravin, our President, Chief Executive Officer and Chairman of the Board, and Celeste Rasmussen Peiffer, Vice President, Managing Counsel, Corporate & Corporate Secretary, as official proxy holders. They will vote all proxies, or record an abstention or withholding as applicable, in accordance with the instructions you provide.
IF YOU ARE A REGISTERED HOLDER AND SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS ON EACH PROPOSAL.
Q:    Who is soliciting my vote?
A:    Our Board is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.
Q:    Who will bear the cost for soliciting votes for the Annual Meeting?
A:    We will bear the cost of soliciting proxies. Morrow Sodali LLC (Sodali & Co.) has been retained by the Company to provide the broker search, proxy solicitation services and materials distribution services, as well as serve as the Company’s Administration Agent for the Annual Meeting, for a fee of $10,000 plus a minimum of $2,500 in distribution costs and other expenses. In addition to these written proxy materials, our proxy solicitor, directors, officers and non-officer employees may also solicit proxies in person, by telephone or by other means of communication. Our directors, officers and non-officer employees will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with certain Financial Institutions and other custodians to forward these materials to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.
Q:    Who will count the votes?
A:    We have hired our Transfer Agent, Continental Stock Transfer, to tabulate the votes for each proposal at the Annual Meeting and to be responsible for determining whether or not a quorum is present.
Q:    Where can I find the voting results of the Annual Meeting?
A:    We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors Relations” subpage of our website).
Q:    May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:    You may submit proposals for consideration at future stockholder meetings, including director nominations, if you satisfy the applicable requirements. Please see “Other Matters and Additional Information” for more details.
Q:    Whom should I contact with questions about the Annual Meeting?
A:    If you have any questions about this Proxy Statement or the Annual Meeting, please contact the Rimini Street Investor Relations Department by email at IR@riministreet.com or by calling (925) 523-7636.
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Q:    What if I have more than one account?
A:    Please vote proxies for all accounts so that all your shares are voted. You may be able to consolidate multiple accounts through our Transfer Agent, Continental Stock Transfer, online at www.continentalstock.com or by calling 1-800-509-5586 (United States) or +1 (212) 509-5586 (international).
Q:    Will a list of stockholders entitled to vote at the Annual Meeting be available?
A:    In accordance with Delaware law and our Bylaws, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, call our Investor Relations Department at (925) 523-7636. Additionally, such list will also be open to the examination of any stockholder during the time the Annual Meeting is being held at https://www.cstproxy.com/riministreet/2026.

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PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTOR NOMINEES

Nominees
The Board has nominated the Class III directors named below for election at the Annual Meeting. Each of the nominees currently serves as a director and has consented to be named in this Proxy Statement and to serve on the Board if reelected. If reelected, each of the nominees will serve until the 2029 annual meeting of stockholders and until his successor has been elected and qualified. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee.
The Nominating & Corporate Governance Committee of the Board (the “Nominating Committee”) is responsible for director recruitment and recommending to the Board all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Deadlines for Stockholder Proposals and Director Nominations to be Presented at the Next Annual Meeting.” The Board selected the nominees for election at the Annual Meeting upon the recommendation of the members of the Nominating Committee.
Board Composition
The following table sets forth the names, ages and positions of the members of the Board as of April 30, 2026:

Name	Age	Position(s) with the Company

Class I Director (term continues through 2027)
Jack L. Acosta(1)	78	Lead Independent Director; Chair of the Audit Committee

Class II Director (term continues through 2028)
Robin Murray(3)	60	Director

Class III Directors (for term through 2029)
Seth A. Ravin	59	President, Chief Executive Officer and Chairman of the Board
Steven Capelli(1)(2)(3)	68	Director; Chair of the Nominating Committee; Chair of the Compensation Committee
Jay Snyder(1)(2)(3)	55	Director
_____________________________
(1)    Member of the Audit Committee
(2)    Member of the Compensation Committee
(3)    Member of the Nominating Committee
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Class III Director Nominees — Biographical Information

Mr. Ravin, a 30-year enterprise software veteran who pioneered the independent enterprise software industry, founded Rimini Street and has served as our Chief Executive Officer and Chairman of the Board since September 2005 (including service to Rimini Street, Inc., a Nevada corporation, the predecessor entity to the Company (“RSI”)) and as our President since March 2023. He also served as President of RSI from September 2005 to January 2011. Prior to founding Rimini Street, Mr. Ravin served in various executive roles at TomorrowNow, Inc. from May 2002 to April 2005, most recently as President and a board director. TomorrowNow, Inc. was a supplier of software maintenance and support services for Oracle’s PeopleSoft and J.D. Edwards applications acquired in January 2005 by SAP America, Inc. From April 2000 to March 2001, Mr. Ravin served as Vice President of Inside Sales for Saba Software, Inc., a provider of e-Learning and human resource management software. From April 1996 to April 2000, Mr. Ravin served in various management roles at PeopleSoft, Inc., an enterprise software company later acquired by Oracle, ultimately serving as a Vice President of the Customer Sales Division. Mr. Ravin holds a Bachelor of Science degree in Business Administration from the University of Southern California.

DIRECTOR QUALIFICATIONS: We believe Mr. Ravin is qualified to serve as a member of our Board because of the perspective and experience he brings as Rimini Street’s founder, President and Chief Executive Officer. We also value his deep understanding of Rimini Street’s business as it has evolved over time and his extensive senior management expertise in the software maintenance and support services industry.

SETH RAVIN
Age: 59 Director Since: 2005 Chairman of the Board

Mr. Capelli has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from January 2014 until October 2017. Since October 2020, he has been a private investor/advisor. Prior to his retirement in October 2020, Mr. Capelli was the Chief Revenue Officer of Blackberry Limited, an enterprise software and services company, a position he held from October 2019. From October 2016 until October 2019, Mr. Capelli served as Blackberry Limited’s Chief Financial Officer. He also served as its Chief Operating Officer from March 2018 until February 2019. Previously, Mr. Capelli served in various management positions at Sybase, Inc., an enterprise software and services company acquired by SAP, from December 1997 to April 2012, most recently as President, Worldwide Field Operations. From August 1992 to December 1997, Mr. Capelli served in various management positions at Siemens-Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, including as Chief Financial Officer, Vice President of InterContinental Sales, and Director of Field Operations. From January 2005 to November 2005, Mr. Capelli served on the Board of Directors of Apropos Technology, Inc., a publicly traded business communication software firm. In addition, Mr. Capelli has served and continues to serve as a member of the Board of Directors of various private companies and in October 2020 was appointed the Chairman of the Board of Directors of MLOGICA, LLC, a technology and product consulting company. Mr. Capelli holds a Bachelor of Science degree in Accounting from The College of New Jersey and a Master’s Degree in Business Administration from Rutgers University.
DIRECTOR QUALIFICATIONS: We believe Mr. Capelli is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry, his finance expertise and experience serving on boards of directors of various technology companies.

STEVEN CAPELLI
Age: 68 Director Since: 2014 Committees: Nominating (Chair); Compensation (Chair); Audit Class and Term: Class III (through 2026)

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Class III Director Nominees — Biographical Information (Continued)

Mr. Snyder has served as a member of the Board since June 2020. He is the SVP of Partners and Alliances for Dynatrace, Inc., a provider of unified observability and security solutions for dynamic, hybrid, multi-cloud environments. Prior to joining Dynatrace in November 2023, he was the Chief Customer Officer for BetterUp, a provider of virtual coaching and mental wellness services, commencing in January 2023. Prior to joining BetterUp, he was Senior Vice President, Customer Strategy and Solutions at UiPath, an enterprise automation software company, where he led the Industries, Value Engineering, Services and Customer Success organization. He joined UiPath in January 2021 after serving as Executive Vice President and Chief Customer Officer of New Relic, Inc., a software analysis platform provider. Prior to joining New Relic, Inc. in May 2020, he was Senior Vice President, Global Alliances, Service Providers and Industries of Dell Technologies, a digital technology solutions, products and services company, a position he held from May 2015. Previously, he served in various management positions at Dell Technologies, including Senior Vice President, Americas Global Services (January 2014 to June 2015), Chief Operating Officer, Americas Sales and Customer Operations (January 2013 to December 2014) and Area Vice President Sales, Northern California (February 2008 to December 2012). He also served in various management positions at Dell Technologies’ predecessor entity, Dell EMC, including GM/Americas Sales Lead, EMC Consulting (2002-2008) and Director West Division; Channels, Alliances and Business Development (1999-2002), as well as at PeopleSoft, Inc., an enterprise software company acquired by Oracle Corporation, including Director, Technology Alliances and Business Development (January 1999 to December 1999) and Manager, Strategic Services (February 1998 to December 1998). Mr. Snyder holds a Bachelor of Science, Economics and Finance from Bentley University.
DIRECTOR QUALIFICATIONS: We believe Mr. Snyder is qualified to serve as a member of our Board because of his extensive software operational and sales experience, as well as industry experience in customer service-oriented technology companies.

JAY SNYDER
Age: 55 Director Since: 2020 Committees: Nominating; Compensation; Audit Class and Term: Class III (through 2026)

Continuing Directors — Biographical Information

Mr. Acosta has served as a member of the Board since October 2017 and previously served on the board of directors of RSI from October 2013 until October 2017. Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation, from February 1999 until September 2001. Since September 2001, he has been a private investor/advisor. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP AG. From April 2011 to May 2025, Mr. Acosta served on the Board of Directors of Five9, Inc. (Nasdaq: FIVN), a provider of cloud software for contact centers. From March 2004 to July 2009, Mr. Acosta served on the Board of Directors of SumTotal Systems, Inc., a provider of learning, performance and compensation management software and services. Mr. Acosta has served and continues to serve as a member of various private company boards of directors. Mr. Acosta holds a Bachelor of Science degree in Industrial Relations from California State University, East Bay, a Master’s of Science degree in Management Sciences from California State University, East Bay and an Honorary Doctor of Humane Letters degree from California State University, East Bay.
DIRECTOR QUALIFICATIONS: We believe Mr. Acosta is qualified to serve as a member of our Board because of his extensive experience in the enterprise software industry, his expertise in finance matters and his service on the boards of directors of publicly-traded and private technology companies.

JACK ACOSTA
Age: 78 Director Since: 2013 Lead Independent Director (August 2022) Committee: Audit (Chair) Class and Term: Class I (through 2027)
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Continuing Directors — Biographical Information (Continued)

Mr. Murray has served as a member of the Board since October 2017, and previously served on the board of directors of RSI from June 2009 until October 2017. Mr. Murray is a partner at Adams Street Partners, LLC (“ASP”), a private market investments firm, which he joined in 2008. From 2001 to 2008, Mr. Murray served as a partner at 3i Ventures Corporation, a private equity and venture capital firm, where he led the Menlo Park, California office. From 1997 to 2001, Mr. Murray served as Chief Financial Officer of both iPIN Corporation, an electronic payment technology company ultimately acquired by Intel Corporation, and Ubicoms Ltd, a company acquired by The Hackett Group. From 1988 to 1995, Mr. Murray served in various roles in the London offices of J Sainsbury plc and Ernst & Young. Mr. Murray qualified as a Chartered Accountant with the Institute of Chartered Accountants of England & Wales. He holds a Bachelor of Science degree in Chemistry from Bristol University, England and a Masters of Business Administration from Stanford University Graduate School of Business. Mr. Murray has served and continues to serve as a member of the Board of Directors of various private companies.
DIRECTOR QUALIFICATIONS: We believe Mr. Murray is qualified to serve as a member of our Board because of his substantial corporate finance, business strategy and corporate development expertise gained from his significant experience in the private equity industry analyzing, investing in and serving on the boards of directors of various technology companies. Mr. Murray also has experience investing in businesses focused on artificial intelligence, which provides the Board with additional insights on emerging technologies and related market developments. We also value his perspective as a partner at our largest stockholder.

ROBIN MURRAY
Age: 60 Director Since: 2009 Committee: Nominating Class and Term: Class II (through 2028)

Director Nomination Process
Criteria and Qualifications
Per our Corporate Governance Guidelines and the Charter for the Nominating Committee, the Nominating Committee determines, as appropriate, the desired qualifications, qualities, skills and other expertise required to be a director and recommends to the full Board criteria to be considered in selecting director nominees, including, but not limited to, attributes of character, judgment, age, expertise, corporate and technology experience, length of service and other time commitments.
The Nominating Committee reviews the composition of the Board on an annual basis, in the context of recommending a slate of directors for the class up for re-election by stockholders. In determining whether to recommend a director for re-election, the Nominating Committee considers the director’s character and integrity, past attendance at meetings, participation in and contributions to the activities of the Board and the Company, and ability to contribute to the diversity of experience and perspectives on the Board. The Nominating Committee assesses its effectiveness in this regard as part of its annual review of Board composition.
Stockholder Recommendations of Nominees
Per our Corporate Governance Guidelines, it is the policy of the Board that the Nominating Committee consider recommendations for candidates to the Board from stockholders. Stockholders may recommend director nominees for consideration by the Nominating Committee by meeting the requirements set forth in our Bylaws. Following verification of the stockholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating Committee. The Nominating Committee does not formally distinguish between candidates recommended by stockholders and candidates recommended by other directors, management and others (including third-party search firms, which the Nominating Committee may retain from time to time). Stockholders who desire to nominate persons directly for election to the Board at the Company’s annual meeting of stockholders must meet the deadlines and other requirements set forth in our Bylaws. See “Deadlines for Stockholder Proposals and Director Nominations to be Presented at the Next Annual Meeting” in this Proxy Statement.
Board of Directors Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR NOMINEES IDENTIFIED ABOVE.
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Vote Required
Directors are elected by a plurality of the votes present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
CORPORATE GOVERNANCE MATTERS

Best Practices
◆	Director Independence: All directors are independent other than our President, Chief Executive Officer and Chairman of the Board, who is the only member of management serving on the Board	◆	Annual Evaluations: Annual Board and Board committee evaluations promote Board and Board Committee effectiveness

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Lead Independent Director: Our Corporate Governance Guidelines provide that at any time when the Chairman of the Board is not an independent director, the Board shall elect a “Lead Independent Director” in order to facilitate communications between Company management and non-employee directors
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Comprehensive Board Oversight: The Board and/or Board committees receive regular reports and updates on key areas of strategy and risk for the Company, including cybersecurity, data privacy, artificial intelligence (“AI”), sales enablement and talent and human capital management.

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Independent Director Executive Sessions: Our independent directors meet regularly in executive sessions without the presence of our corporate officers or our President, Chief Executive Officer and Chairman of the Board
		◆	Board Oversight of Succession Planning: The Compensation Committee oversees the development and implementation of succession plans for senior management positions

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Outside Board Policy: We limit the number of other public company boards our directors may join to ensure a director is not “overboarded” and is able to devote the appropriate amount of time and attention to their oversight responsibilities
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Board Access to Independent Advisors: The Board and its committees may hire independent advisors, such as auditors, compensation consultants, legal counsel and other advisors as it determines appropriate, to assist in the performance of their functions

◆	Stockholder Engagement: Members of our management regularly engage with stockholders to solicit feedback, address concerns and provide perspective on our business strategy	◆	Hedging and Pledging Prohibited: Under the terms of our Insider Trading Policy, all directors and executive officers are prohibited from hedging and pledging Company securities

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Board Oversight of Strategic Plan: Generally, a separate annual Board meeting is devoted to the long-term strategy of the Company, in addition to regular discussions about Company strategy at meetings throughout the year
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Single Class Voting Structure: We have redeemed all of our formerly outstanding 13.00% Series A Redeemable Convertible Preferred Stock and have a single common stock class voting structure (one share, one vote)

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Annual Review of Key Governance Documents: No less than annually, our internal and external legal advisors review the terms of our key governance documents, such as our Corporate Governance Guidelines and Board committee charters
		◆	Board Committee Independence: All Board committees are comprised exclusively of independent directors

Board Structure
Our business affairs are managed under the direction of the Board. Our Board consists of five members, four of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Global Market (the “Nasdaq Global Market” or “Nasdaq”). Mr. Ravin is not. For additional information, please see the disclosure under the heading “Board Determination of Independence,” below.
Per our Certificate of Incorporation, the Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
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•Jack L. Acosta is the sole Class I director. His term will expire at the 2027 annual meeting of stockholders.
•Robin Murray is the sole Class II director. His term will expire at the 2028 annual meeting of stockholders.
•The Class III directors are Seth A. Ravin, Steven Capelli and Jay Snyder, and their terms will expire at the Annual Meeting, subject to their respective re-election at the Annual Meeting for a new term.
Our Certificate of Incorporation and Bylaws provide that the number of directors, which is fixed at five members as of the date of this Proxy Statement, may be increased or decreased from time to time by a resolution of the Board, provided that each sitting director’s term continues until the election and qualification of his successor, or his earlier death, resignation, or removal. Any increase in the number of directors generally will be distributed among the three classes so that, as nearly as practicable, each class will consist of approximately one-third of the total number of directors. This classification of the Board may have the effect of delaying or preventing changes in control of the Company.
There are no family relationships among any of our directors, including the Class II director nominee, or executive officers.
Classified Board Structure
Our Board of Directors believes that there is no “one size fits all” governance approach that suits all companies. The appropriate standard by which to judge our classified board structure is whether it protects the interests of our stockholders. According to recent proxy statements and publicly available documents, a majority of our 2026 executive compensation peer group companies that, as of the Record Date, are publicly traded companies also have classified or staggered board structures. We believe that our classified board structure is consistent with our peer group and protects our interests and our stockholders for the following reasons:
The Classified Board Structure Aligns our Board of Directors with our Long-term Interests.
We believe that our classified board encourages our directors to look to the long-term best interests of the Company and its stockholders and allows for stable and informed oversight, providing institutional perspective both to management and other directors. Our classified board structure is designed to ensure that, at any given time, there are directors serving on our Board of Directors who have substantial knowledge of our Company, business and strategic goals. Our classified board structure enables our directors to build on their own past experience and the experience of other continuing directors, including accumulated knowledge, for more effective long-term strategic planning.
In addition, electing directors to three-year terms, rather than one-year terms, enhances the strategic effectiveness of our non-management directors by helping ensure that directors do not make short-term decisions that may be detrimental to our long-term interests given their lengthier tenure between elections.
The Classified Board Structure Helps Attract Director Candidates Who Want to Make Long-Term Service Commitments to the Company.
We believe that our classified board structure benefits our Company and stockholders because the longer terms of office help us attract qualified director candidates who are willing to make long-term commitments of their time and expertise to the Company.
The Classified Board Structure Reduces our Vulnerability to Coercive Takeovers.
Our classified board structure reduces our vulnerability to coercive takeover tactics and inadequate takeover bids by encouraging persons seeking control of our Company to negotiate with our Board of Directors and thereby better positions our Board of Directors to negotiate effectively on behalf of all our stockholders. The classified board structure is designed to safeguard against an insurgent stockholder replacing a majority of our directors with its own nominees at a single annual meeting, thereby gaining control of our company and assets without paying fair value to our stockholders.
Our classified board structure does not preclude a takeover, but rather provides our Board of Directors the time and flexibility necessary to be in the best position to evaluate the adequacy and fairness of proposed offers, consider alternative methods of maximizing stockholder value, protect all stockholders against abusive tactics during a takeover process and, as appropriate, negotiate the best possible return for all stockholders, without the threat of imminent removal of a majority of the members of our Board of Directors. We believe this is particularly important in the current environment of stock market volatility in our common stock, in which persons seeking to gain control of the Company may pursue coercive takeover tactics
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during a period of depressed stock prices, even when the decline in the Company’s stock price is due to factors outside of its control.
Corporate Governance Guidelines
    Our Board has adopted Corporate Governance Guidelines outlining the corporate governance policies pursuant to which the Board oversees the business and strategy of the Company, addressing items such as the qualifications and responsibilities of our directors and director candidates and the specific oversight responsibilities of the Board. As part of our annual review of the Company’s corporate governance policies, in January 2023, the Board, upon the recommendation of the Nominating Committee, amended the Corporate Governance Guidelines to provide that stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with Exchange Act requirements. You can find a copy of our Corporate Governance Guidelines on the “Investor Relations” subpage of our website.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The purpose of the Code of Business Conduct and Ethics is to promote ethical conduct and deter wrongdoing. The policies outlined in the Code of Business Conduct and Ethics are designed to ensure that our employees, including our executive officers and members of the Board, act in accordance with not only the letter but also the spirit of the laws and regulations that apply to our business. In accordance with our Corporate Governance Guidelines, on no less than an annual basis, the Audit Committee reviews the Code of Business Conduct and Ethics and approves any changes deemed necessary or appropriate upon the recommendation of Company executive management in consultation with the Company’s in-house and external legal advisors.
Primary responsibility for promoting, monitoring and enforcing the Code of Business Conduct and Ethics under the oversight of the Board and Chair of the Audit Committee resides with management-level employees comprising the Company’s Ethics and Compliance function under the leadership of the Company’s Vice President, Global Risk Management & Internal Audit, who reports directly to both the Chief Executive Officer and the Audit Committee. In addition, the Company’s Ethics and Compliance function is also responsible for promoting, monitoring, enforcing and conducting training regarding a broad set of ethical business conduct policies maintained by the Company, including the Company’s Policy Regarding Reporting of Accounting, Auditing and Other Matters (pertaining to its Whistleblower Hotlines) and policies addressing matters relating to antitrust compliance, trade compliance, and global anti-corruption, business courtesies and anti-money laundering laws.
The Ethics and Compliance function is also responsible for Company contract compliance and internal investigations and works in parallel with the Company’s Legal Department practice groups on matters relating to corporate governance, regulatory compliance and data privacy. The Audit Committee receives updates regarding the Company’s Ethics and Compliance function, including but not limited to internal investigations, on a quarterly basis.
Please visit the following website for additional information about the Company’s Ethics and Compliance function: https://www.riministreet.com/company/ethics-and-compliance. You can find a copy of our Code of Business Conduct and Ethics, as well as other Company corporate governance and compliance policies, on the “Investor Relations” subpage of our website.
Board Leadership Structure
    Our Corporate Governance Guidelines provide that at any time when the Chairman of the Board is not an independent director, the Board shall elect a “Lead Independent Director” in order to facilitate communications between Company management and non-employee directors. Because the Chairman of the Board, Mr. Ravin, also serves as our President and Chief Executive Officer, the Board has appointed Mr. Acosta to serve as its Lead Independent Director. As Lead Independent Director, Mr. Acosta communicates with our President, Chief Executive Officer and Chairman of the Board regarding feedback from executive sessions of the non-employee and/or independent directors, for which he is responsible for scheduling, preparing the agendas and chairing. He also serves as a liaison between members of our executive management and our non-employee directors, disseminating information to the rest of the Board in a timely manner and raising issues with management on behalf of the non-employee and/or independent directors when appropriate.
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    As Chairman of the Board, Mr. Ravin is directly responsible for Board management, in particular by chairing Board meetings, providing input on the agendas for Board and Board committee meetings, evaluating the membership and chairs for Board committees and the effectiveness of the committees, and encouraging the Company’s non-employee and/or independent directors to meet regularly without management present.
    The Board believes that this structure is currently appropriate for the Company as it permits our President and Chief Executive Officer to speak for and lead the Company and Board while also providing for effective oversight and independent leadership by an independent director.
Board Determination of Independence
    Our Nominating Committee and full Board have reviewed and analyzed the independence of each director, including the Class III director nominees. The purpose of the review was to consider whether any particular relationships or transactions involving directors or their affiliates or immediate family members (i) were inconsistent with a determination that a particular director is independent for purposes of serving on the Board and its committees, or (ii) could compromise his ability to exercise independent judgment in carrying out responsibilities. During this review, the Board examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships. They also specifically considered each of the transactions identified under the heading “Related Person Transactions” below.
The Company’s common stock is listed on the Nasdaq Global Market. Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the Nasdaq Rules, a director will only qualify as an “independent director” if that person has no disqualifying relationships or arrangements specifically enumerated by the Nasdaq Rules and, in the opinion of the Board, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.
In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a member of an audit committee or a compensation committee of a listed company generally may not, other than in his or her capacity as a member of the committee, the Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Following its most recent independence review, which was conducted with the assistance of the Nominating Committee and in connection with the preparation of this Proxy Statement, the Board determined that Messrs. Acosta, Capelli, Murray and Snyder, representing four of the Company’s current five directors and all of the members of the Audit, Compensation and Nominating Committees, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Global Market.
Board of Director Meetings and Attendance; Annual Meeting Attendance
The Board holds regularly scheduled board meetings quarterly, and typically each standing Board committee has regularly scheduled quarterly meetings. Such meetings are generally held in-person with the option of attending via videoconference for any meeting attendee who has health and safety concerns or who is restricted from travel or via videoconference when schedules do not permit an in-person meeting at that time. The Board holds intra-quarter meetings, which are typically via videoconference, and the Board and each standing Board committee may hold videoconference meetings or meet informally in between quarterly meetings as determined to be needed.
In 2025, the Board held 10 meetings; the Audit Committee held four meetings; the Compensation Committee held four meetings; and the Nominating Committee held four meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which they served during 2025.
Our 2025 annual meeting of stockholders was held on June 4, 2025 in a virtual-only format conducted via live audio webcast. The director nominated for election at the 2025 annual meeting of stockholders and all incumbent directors with terms expiring after the date of the 2025 annual meeting of stockholders attended the 2025 annual meeting with the exception of incumbent director Mr. Snyder.
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Stockholder Communications
While the Board believes that management speaks for the Company, the Board acknowledges that individual Board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge of management and, in most cases, only at the request of management. The Board believes that matters pertaining to the Company’s general business operations, current and future financial results, strategic direction and similar matters are most appropriately addressed by management, with appropriate oversight and consultation provided by the Board. The Board expects that management will provide regular updates to investors regarding the Company’s business strategy and performance, and the existence and nature of such communications are reported by management and the investor relations function to the Board at regular meetings. The Board also believes that the ability of the Company’s stockholders to send communications to the Board is an important part of the Company’s corporate governance process. In cases where stockholders wish to send a communication to our non-employee directors, messages can be sent to our Vice President, Treasurer & Investor Relations at: IR@riministreet.com in accordance with the procedures outlined in our “Policies and Procedures for Stockholder Communications to Independent Directors” (our “Stockholder Communications Policy”), a copy of which appears on the “Investor Relations” subpage of our website.
In accordance with our Stockholder Communications Policy, our Vice President, Treasurer & Investor Relations reviews all incoming stockholder communications and, if appropriate (i.e., the communication is not part of a mass mailing, a product complaint or inquiry, job inquiry or business solicitation and is not patently offensive or otherwise inappropriate), after coordinating with the Company’s Legal Department and the Lead Independent Director, routes such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. As applicable, the Vice President, Treasurer & Investor Relations will refer allegations of questionable accounting, internal controls, or auditing matters, fraudulent financial information of violations of law within the scope of the Company’s Policy Regarding Reporting of Accounting, Auditing and Other Matters (available on the “Investor Relations” subpage of our website) for handling in accordance with such policy. The Vice President, Treasurer & Investor Relations reports to the Nominating Committee on a periodic basis regarding all stockholder requests to communicate directly with our non-employee directors and the Company’s response.
Our Stockholder Communications Policy is administered by the Nominating Committee. This procedure does not apply to (a) communications to non-management directors from stockholders who are also officers or directors of the Company or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or our Bylaws.
Standing Committees of the Board of Directors
Under our Bylaws, the Board has the authority to appoint committees, and, accordingly, has appointed the Audit Committee, the Compensation Committee, and the Nominating Committee as the Board’s standing committees, each of which has the composition and responsibilities described below and are considered standing committees of the Board. Members serve on these committees until their resignation or until otherwise determined by the Board.
The Audit Committee is comprised of Mr. Acosta (Chair), Mr. Capelli and Mr. Snyder. Our Board has determined that each member of the Audit Committee satisfies the requirements for independence and financial literacy under the rules of the Nasdaq Global Market and the SEC and has further determined that each of Mr. Acosta and Mr. Capelli qualify as “audit committee financial experts” as defined by applicable SEC rules and satisfies the financial sophistication requirements of the Nasdaq Global Market. The Audit Committee is responsible for, among other things:
•selecting and hiring our independent registered public accounting firm;
•supervising and evaluating the performance and independence of our independent registered public accounting firm;
•approving the audit and audit fees and pre-approving any non-audit services to be performed by our independent registered public accounting firm;
•reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, the quarterly reviews of our financial statements, and our publicly filed reports;
•preparing the Audit Committee Report that the SEC requires in our annual proxy statement;
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•reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•reviewing and discussing with management and the independent registered public accounting firm, the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and on matters related to the conduct of the audit;
•overseeing the internal audit function;
•reviewing and discussing with management reports regarding compliance with applicable laws, regulations and internal compliance programs;
•overseeing enterprise risk assessment and management pertaining to the financial, accounting, liquidity, market, tax, cybersecurity and other information technology risks (such as AI usage) of the Company;
•overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters, including the confidential, anonymous submission (and the appropriate treatment) of concerns submitted by Company employees (e.g., via the Company’s Whistleblower Hotlines) regarding accounting or auditing matters that they believe to be questionable or to be violations of the Company’s Code of Business Conduct and Ethics, the U.S. federal securities laws (or similar state and federal laws) or the Company’s Anti-Corruption Policy (including the Foreign Corrupt Practices Act and similar laws); and
•reviewing and overseeing any related person transactions.
The Audit Committee also oversees the Company’s implementation of new accounting standards. You can find a copy of the Audit Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/document-charters.
Compensation Committee
The Compensation Committee is comprised of Mr. Capelli (Chair) and Mr. Snyder. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under the rules of the Nasdaq Global Market and applicable SEC rules and regulations. The Compensation Committee is responsible for, among other things:
•reviewing and approving our Chief Executive Officer’s and, in consultation with our Chief Executive Officer, other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements, change-in-control agreements, and any other benefits, compensation or arrangements;
•administering our equity compensation plans, including reviewing and recommending to the Board for approval any equity award granting policy;
•overseeing our overall compensation philosophy, compensation plans and benefits programs;
•preparing the report of the Compensation Committee required by the rules and regulations of the SEC;
•reviewing and evaluating director compensation;
•reviewing and discussing with management the risks arising from the Company’s compensation policies and practices for all employees and human capital management that are reasonably likely to be material; and
•overseeing the succession planning of our executive officers and management team.
Subject to compliance with applicable laws and regulations, the Compensation Committee may delegate its authority to one or more subcommittees. However, the Compensation Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
For additional information regarding our processes and procedures for the consideration and determination of executive compensation, including the role of Willis Towers Watson as the independent advisor to the Compensation Committee, see “Compensation Discussion and Analysis — Executive Compensation Review and Determination,” below.
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You can find a copy of the Compensation Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/document-charters.
Nominating Committee
The Nominating Committee is comprised of Mr. Capelli (Chair), Mr. Murray and Mr. Snyder. Our Board has determined that each member of the Nominating Committee meets the requirements for independence under the rules of the Nasdaq Global Market. The Nominating Committee is responsible for, among other things:
•determining qualifications, characteristics, qualities, skills and other expertise required to be a director and developing, and recommending to the Board for approval, criteria to be considered in selecting nominees for director (the “Director Criteria”);
•seeking, identifying, evaluating and selecting, or recommending for selection by the Board, candidates to fill new positions or vacancies on the Board consistent with the Director Criteria, and reviewing candidates recommended by stockholders made in compliance with requirements for such recommendations;
•evaluating and making recommendations regarding the composition, organization, and governance of the Board and its committees and the independence of the Board members and candidates for the Board in accordance with applicable independence standards;
•evaluating and making recommendations regarding the creation of additional committees, a change in mandate of our committees and dissolution of our committees;
•reviewing and making recommendations with regard to our Corporate Governance Guidelines;
•overseeing the evaluation of the Board;
•working with the Audit Committee as necessary and appropriate to review and approve conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee;
•overseeing the Company’s global environmental, social and governance (“ESG”) structure and reviewing and understanding the Company’s strategy for public disclosure with respect to ESG matters; and
•engaging in succession planning for our Board.
You can find a copy of the Nominating Committee’s Charter on the “Investor Relations” subpage of our website: https://investors.riministreet.com/document-charters.
The Board’s Role in Risk Oversight
Risk management is primarily the responsibility of our Company’s senior management team, while the Board is responsible for the overall supervision and oversight of our Company’s risk management activities.
The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level. For example, the Audit Committee has oversight responsibility not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks facing the Company. Specifically, as stated in the Audit Committee’s Charter, one of the responsibilities of the Audit Committee is to “review and discuss with management, including members of the internal audit department and the independent auditor as appropriate, the Company’s major risk exposures, including, but not limited to financial, accounting, liquidity, market, tax and cybersecurity and other information technology risks, and the steps management has taken to monitor and control those exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management pertaining to such matters.” In connection with its risk oversight role, at each of its quarterly, in-person meetings, the Audit Committee also meets privately in separate executive sessions with representatives from the Company’s independent registered public accounting firm (without any members of Company management present), as well as meets regularly as a committee or with the full Board with the Company’s Vice President of Global Risk Management and Internal Audit, who presides over the Company’s Internal Audit and Compliance and Ethics function, the Company’s Chief Information Security Officer, who presides over the Company’s global security function, including cybersecurity. Per its charter, the mission of the Internal Audit Department is to assist the Company in accomplishing its objectives by bringing a “systematic and disciplined approach to evaluate and improve the effectiveness of the organization’s risk management, control, and governance processes.” Finally,
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the Audit Committee also receives quarterly reports regarding the Company’s testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and quarterly updates from management members of the Company’s Legal Department regarding legal and compliance matters that may have a material impact on the Company or its compliance procedures that pertain to financial, accounting or tax matters of the Company.
In addition, as stated in its charter, one of the responsibilities of the Compensation Committee is to review and discuss with management the risks arising from the Company’s compensation policies and practices for employees that are reasonably likely to be material to the Company.
The Company’s Chief Information Officer provides periodic reports to the Board regarding emerging technology matters facing the Company. The Company maintains an AI Governance Steering Committee comprised of senior members of Company management across multiple departments. Responsibilities of the AI Governance Steering Committee include oversight of AI use-cases and projects within the Company. The Board, which is responsible for oversight of AI as part of its overall risk management oversight responsibilities, receives periodic reports regarding the products and services offered by the Company that incorporate or rely upon the use of AI, including the Company’s Agentic AI UX offerings.
As referenced above, senior members of the Company’s in-house Legal Department report to either the full Board or a committee of the Board, as appropriate, on a quarterly basis to keep the directors informed regarding legal risks, legislative or regulatory developments and governmental enforcement actions potentially relevant to the Company and its operations, ongoing litigation and other legal matters involving the Company and the Company’s legal risk mitigation efforts. Finally, our Chief Executive Officer periodically meets with the other directors to address operational and strategic matters, including areas of risk and opportunity that require Board attention. Further, on no less than an annual basis, the Board reviews in detail the Company’s short- and long-term strategies, including consideration of risks facing the Company and risk mitigation strategies.
By its nature, risk oversight is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to review and improve its methods of assessing and mitigating risk.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) or as a director of any entity that has one or more of its executive officers serving on the Board or the Compensation Committee.
Policies and Procedures for Related Person Transactions and Insider Trading Policies and Procedures
The Company has adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, may only enter into a related party transaction with us with the approval or ratification of the Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of Company securities by our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. The policy also applies to transactions involving the securities of other companies as to which a director, officer and/or employee may possess material, nonpublic information obtained in the course of their service to the Company. The foregoing summary of our insider trading policies and procedures does not
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purport to be complete and is qualified by reference to our “Insider Trading Policy and Guidelines with Respect to Certain Transactions in Securities” filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 19, 2026. You can also find a copy of our Insider Trading Policy on the “Investor Relations” subpage of our website.
It is also the policy of the Company that the Company will not engage in transactions in Company securities while aware of material non-public information relating to the Company or its securities.
Related Person Transactions
As of December 31, 2025, ASP and its affiliates beneficially owned approximately 25.7% of our issued and outstanding shares of common stock. Mr. Murray is a partner with ASP and a member of our Board.
Janet Ravin, the spouse of Mr. Ravin, our President, Chief Executive Officer and Chairman of the Board, is a non-executive employee of the Company, serving as Vice President, Global Brand, Content and Communications and Committee Chair of the Rimini Street Foundation. For the year ended December 31, 2025, she earned approximately $369,467 in total compensation in her capacity as an employee of the Company, primarily consisting of base salary, annual cash bonus payments, the fair value (as of the date of grant)1 of equity awards to her under our 2013 Equity Plan and 401(k) plan matching contributions. Ms. Ravin also participated in the Company’s benefit programs generally available to all U.S. employees. Compensation for Ms. Ravin was established in accordance with employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and was ratified by the Audit Committee as a related person transaction. For additional information regarding use of Company charter aircraft by Ms. Ravin, refer to the footnotes following the “Summary Compensation Table,” below.
Employee, Officer and Director Hedging
The Company maintains an Insider Trading Policy applicable to all employees (including its executive officers), directors and agents (such as consultants and independent contractors). Among its provisions, the Insider Trading Policy categorically prohibits directors, any employee who is an executive officer (defined by reference to Section 16 of the Exchange Act) and any employee required to receive pre-clearance from designated Company Legal Department personnel prior to engaging in transactions in the Company’s securities (generally, employees identified by title and/or job function who have regular or special access to material nonpublic information about the Company) from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Derivative securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company (such as stock options and restricted stock units), including exercises thereof and purchases of the underlying shares, are not subject to this prohibition. For directors, executive officers and employees subject to pre-clearance requirements, the Insider Trading Policy also prohibits pledging of Company securities or the ownership of Company securities in or through a margin account. You can find a copy of our Insider Trading Policy on the “Investor Relations” subpage of our website.

1 A discussion of all assumptions made in the valuation of the awards to Ms. Ravin is in Note 7, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 19, 2026. For purposes of the above disclosures, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures.
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CORPORATE MISSION AND VALUES

Our Mission
Our mission is to enable our clients to better control their IT roadmap by offering a comprehensive portfolio of unified software support services and related ERP solutions – designed to be funded within existing budgets – to accelerate the vision of Transformation without Disruption,™ empowering clients to put technology to work to produce more efficient business outcomes to provide a competitive advantage and facilitate growth.
Our “4Cs”
We believe that the best and only path to success is by conducting our business and ourselves in a way that demonstrates the highest integrity as well as respect for others and for the laws and regulations by which we operate.
Our mission is brought to life by the “4Cs” – Company, Clients, Colleagues and Community. With every decision we make, we strive to take into account its impact on each quadrant, ensuring our actions reflect, strengthen and shape our relationships with those we serve.

The 4Cs of Rimini Street

Company	Colleagues
We dream big and innovate boldly, ensuring our collective vision delivers extraordinary outcomes for the 4Cs	Rimini Street is home to top talent, committed to a culture of mutual respect and collaboration

Clients	Community
We relentlessly pursue solutions that help clients achieve and surpass their financial, strategic and operational goals	We believe in leaving the world a better place than when we found it through donations, in-kind giving and volunteer work
ESG Oversight
Our environmental, social and governance (“ESG”) practices are integrated into our commitment to Our 4Cs. Our 4Cs guide our decision making and shape our relationships with our stakeholders.
Per its Charter, the Nominating Committee, on behalf of the Board, has oversight responsibility for our ESG structure, and is tasked with reviewing and assessing this structure, including oversight responsibilities of other Board committees, on a periodic basis and recommending updates as appropriate. The Nominating Committee is also tasked with reviewing and overseeing our strategy for public disclosure with respect to ESG matters, including the processes and resources to support such disclosure.
Human Capital Resources — RMNI LOVE™
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We have built our culture centered on our dedication to provide our clients with an exceptional service experience, and we strive to foster an environment that enables and encourages our employees in this pursuit. Under the banner of RMNI LOVE, we have developed multiple programs focused on the health, well-being and professional development of our employees:
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•THRIVE TOGETHER — Launched in 2026, Thrive Together is a program for employees that brings together programs and resources designed to support health and wellbeing to help employees thrive — at work and beyond. The program includes a monthly wellbeing webinar series covering financial and wellness topics such as “tackling debt and understanding credit scores,” “preventative care,” “caring for aging parents” and “fundamentals of retirement income planning.” The program also highlights the benefits and resources offered by us that are designed to support the mental, physical, social and financial wellbeing of our employees.

•RMNI PINK — Led by Nancy Lyskawa, our EVP and Chief Client Officer and breast cancer survivor, TEAM PINK supports the breast cancer survivors, warriors and caregivers of Rimini Street and their family members. In October 2025, the Rimini Street Foundation donated $10,000 to Living Beyond Breast Cancer, a non-profit organization that supports newly diagnosed patients in treatment, post-treatment and those living with breast cancer. Members of TEAM PINK host webinars to share their stories of survival and provide breast health education.

•SUPPORTING HUMANKIND — Through the Rimini Street Foundation, which is a program privately funded by the Company, we encourage our employees to “Support Humankind” and share our Company’s success by investing back into the communities we serve. This program, which is funded solely by the Company and its global subsidiaries, executes the mission to Support Humankind through financial contributions, in-kind donations, and company-wide employee volunteerism.

•RIMINI STREET UNIVERSITY — In March 2023, we launched Rimini Street University, a one-stop platform for employee learning, development and enablement needs, including management and leadership training, technical training, career development, sales enablement, new hire onboarding, ethics and compliance and our “4Cs.” The platform was relaunched in April 2026 to make the content even more vibrant and accessible to employees.

•RMNI GRIT — November 2011 marked the launch of TEAM GRIT in support of Rimini Street veteran employees and their families. The goal of TEAM GRIT is to provide (i) our veteran employees a place to collaborate and support one another, (ii) insight for non-veterans in the Rimini Street family to understand the valuable assets veterans bring to the Rimini Street team, (iii) clarity and understanding of the military experience and (iv) a mentoring platform to help veteran employees transition into their Rimini career.

•GLOBAL OUTREACH TEAM — Our Global Outreach Team monitors worldwide events potentially impacting employee safety such as severe weather (hurricanes, flooding), power outages, natural disasters and civil disturbances. Depending on the severity of the event, an informational alert may be sent via email, permitting employees to request assistance if impacted, or individual employees may be contacted directly (or, if necessary, indirectly through emergency contacts) to make sure they are safe and confirm whether assistance is needed.
•TEN-YEAR SERVICE BENEFITS — In 2018, we implemented a benefit plan that provides full time employees who achieve ten years of service (i) an award of restricted stock units (“RSUs”) with a fair market value of $10,000 on the date of grant that vest 100% on the first anniversary of the date of grant, provided that the employee remains employed by us through the vesting date, and (ii) a one-month paid sabbatical leave .

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (referred to as the “CD&A”) section summarizes our general philosophy regarding the compensation of our President, Chief Executive Officer and Chairman of the Board (“CEO”), our Chief Financial Officer, and our three next most highly compensated executive officers who were serving as executive officers as of December 31, 2025 (collectively referred to as “Named Executive Officers” or “NEOs”).
The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. Under its charter, the Compensation Committee is responsible for reviewing and approving executive officer compensation and overseeing our overall compensation philosophy, compensation plans and benefits programs.

2025 Named Executive Officers

Seth A. Ravin	Michael L. Perica	Steve Hershkowitz	Nancy Lyskawa	Kevin Maddock
President, Chief Executive Officer and Chairman of the Board	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Revenue Officer	Executive Vice President and Chief Client Officer	Executive Vice President and Chief Recurring Revenue Officer
Executive Summary
The information below summarizes certain aspects of our executive compensation program, in general, and certain of the decisions taken with respect to the compensation of our NEOs during the fiscal year ended December 31, 2025. The specific amounts paid or payable to our NEOs are disclosed in the tables and narrative in the section of this Proxy Statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.
2025 Executive Compensation Program
Our 2025 executive compensation program consisted of the following elements: base salary, annual incentive (cash bonus) compensation (with individual performance objectives determined and paid on a quarterly basis) and long-term (equity-based) compensation. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with our overall guiding principles for compensation.
For 2025, the Compensation Committee engaged Willis Towers Watson as its independent compensation consultant to assist in reviewing and evaluating our executive compensation program, determining an appropriate compensation peer group for purposes of analyzing and providing the Compensation Committee with competitive pay data, advising the Compensation Committee on executive compensation trends and developments, and assessing our compensation policies and practices. The Compensation Committee performs an annual assessment of Willis Towers Watson’s independence and, in connection with the 2025 engagement, determined that Willis Towers Watson was independent pursuant to Nasdaq listing standards and applicable SEC rulemaking, further determining that the work of Willis Towers Watson has not raised any conflict of interest.

New for 2025 — Updated Company Annual Incentive (Cash Bonus) Plan

As further described under the heading “2025 Cash Bonus Plan” below, to further align executive compensation with stockholder interests, effective as of January 1, 2025, the Compensation Committee adopted a revised annual incentive (cash bonus) plan with updated performance metrics designed to track the internal metrics used by Company management to evaluate the Company’s financial and operational performance.

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Compensation Philosophy and Practices
We seek to maintain high standards with respect to executive compensation. Key features of our executive compensation practices that aim to drive high performance and align executive compensation with stockholder interests are highlighted below:

	What We Do		What We Do Not Do
☑	At-Risk Compensation: Incentive-based compensation represents a significant portion of our executives’ compensation. See “2025 Target Pay Mix,” below.	☒	No Guaranteed Salary Increases: We do not guarantee salary increases for our executives.

☑
Annual Executive Compensation Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.
☒
No Hedging or Pledging of Company Securities: Under our Insider Trading Policy, our executives (and Board members) are prohibited from engaging in hedging or pledging transactions involving Company securities.

☑	Independent Consultant: The Compensation Committee retains an independent compensation consultant and annually reviews the consultant’s independence.	☒	No Excess Retirement Benefits: We do not provide defined benefit pension plans, supplemental executive retirement plans, or retiree health benefits.

☑
Limited Change-in-Control Benefits: Only our CEO has contractually provided change-in-control payments, which are subject to double-trigger vesting and do not feature excise tax gross-ups (holders of PSUs may benefit from accelerated vesting in certain circumstances following a change-in-control).
☒
No Stock Option Awards Surrounding the Release of Material Nonpublic Information: It is our policy not to award stock options to executive officers during the period beginning four business days before the filing of SEC filings disclosing material nonpublic information and ending one business day after the filing of such reports.

☑	Compensation Committee Executive Sessions: Executive sessions of the Compensation Committee (without Company management present) generally follow most Compensation Committee meetings.	☒	No Discount Grants: We do not provide for compensatory grants of equity below fair market value.

☑	Stockholder Alignment: We align compensation with stockholder interests by linking incentive compensation to the Company’s overall performance.	☒	No Excise Tax Gross-Ups: Our executives are not entitled to excise tax gross-ups in connection with any portion of their compensation.

☑	Annual Compensation Peer Group Review: The Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to the composition, if deemed appropriate.

2025 Say on Pay Advisory Vote Results
At our 2025 annual meeting of stockholders, our stockholders approved the compensation of our then-current NEOs, with 86.2% of the votes cast in favor of our Say on Pay resolution. The Compensation Committee considered the results of the 2025 Say on Pay vote in its evaluation of our fiscal year 2025 executive compensation program. In light of the 2025 voting results, reflecting a lower percentage approval of our NEO compensation, and feedback received from certain stockholders reported to both the Board and the Compensation Committee regarding certain retention-based equity awards granted to our executive officers in late 2024 outside of our 2024 long-term (performance-based) incentive compensation plan and associated concerns surrounding stockholder dilution, the Compensation Committee continues to monitor potential stockholder dilution as part of its oversight of our executive compensation program and 2013 Equity Incentive Plan and did not award any similar retention-based equity awards in 2025.

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2025 Executive Compensation Highlights
•Base Salaries — We did not increase the base salaries for any of our NEOs in 2025, except for Mr. Hershkowitz, who received a modest increase as of the beginning of the 2025 fiscal year.
•Cash Bonuses — As noted above, for fiscal year 2025, we adopted a revised annual incentive (cash bonus) plan with updated performance metrics designed to track internal metrics used by Company management to evaluate the Company’s financial and operational performance.
•Equity Awards — All 2025 NEO equity awards were made as part of our 2025 long term incentive compensation plan, which featured a mix of stock options, RSUs and performance-based restricted stock units (“PSUs”).

Full Year 2025 Financial and Operational Highlights
•For the fiscal year ended December 31, 2025, we generated revenue of $421.5 million, achieved a gross margin of 60.4% and generated operating income of $59.9 million.
•As of December 31, 2025, we supported over 3,100 active clients globally, including 78 Fortune 500 companies and 20 Fortune Global 100 companies, across a broad range of industries.
•For the fiscal year ended December 31, 2025, we resolved more than 7,100 support cases and delivered over 10,800 tax, legal and regulatory updates to clients across 32 countries while achieving an average client satisfaction rating on the Company’s support delivery and onboarding services of more than 4.9 out of 5.0 (where 5.0 is rated excellent).
•During 2025 we announced:
◦Our groundbreaking “Agentic AI ERP” vision in a new white paper, declaring traditional enterprise resource planning (ERP) software obsolete and introducing a next‑generation, artificial intelligence (AI)‑driven architecture that we believe delivers faster, more agile, lower‑cost innovation—deployed over existing ERP systems with no required upgrades.
◦Our launch of 20 new Rimini Agentic UX™ Solutions, Powered by ServiceNow®, designed to deliver rapid, AI‑driven ERP process automation that improves productivity, reduces costs and deploys in days or weeks—without requiring ERP upgrades, migrations or replatforming.
◦That thousands of organizations now rely on the Rimini Smart Path™—a three‑step Support, Optimize, and Innovate methodology—to free budget, reduce operational burden, and accelerate AI‑driven innovation without costly ERP upgrades or migrations.
◦The receipt of multiple industry honors recognizing our AI innovation, technical excellence and client‑first culture, including the Tech Ascension Award for AI‑Powered Enterprise (Agent) Solution of the Year, the Top Tech of the Year Award in Las Vegas honoring CEO Seth Ravin and the Silver Globee Award for Customer Service Team of the Year.

◦That we hosted an Investor Day on December 3, 2025 at which we resumed our practice of providing forward-looking financial guidance, with videos and presentations posted and available for viewing on the Rimini Street Investor Relations website for one year thereafter.
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Elements of Executive Compensation
Our compensation programs for our NEOs and other executive officers are comprised of the following compensation elements:
•Base Salary. The base salaries of our executive officers are intended to provide a competitive level of fixed compensation in order to attract, retain and motivate talented executive officers. Base salaries are generally set based on each executive officer’s responsibilities, performance, skills, and experience as compared with relevant market and peer group data.
•Annual Incentive (Cash Bonus) Compensation. We design our annual incentive (cash bonus) compensation program to motivate and reward executive officers for achieving pre-established company (as further described below) and individual performance objectives determined and paid on a quarterly basis. Additional information regarding the annual incentive compensation program for our NEOs in 2025 can be found under the heading “Annual Incentive (Cash Bonus) Compensation Determinations” below.
•Equity-Based Long-Term Incentive (“LTI”) Compensation. The Compensation Committee believes that a significant portion of each executive officer’s compensation should be in the form of long-term equity-based incentive compensation. Historically, we have granted stock options and restricted stock units that vest based on service over a multi-year period, generally referred to as time-based vesting. Starting in 2023, we introduced PSU awards as part of the LTI mix for our executives, including our NEOs. While our cash incentive plan compensation program is generally designed to reward executive officers for actions that impact short- (quarterly) and mid-term performance, our equity-based incentive awards are designed to align the long-term interests of our executive officers with those of our stockholders by:
◦providing alignment with key financial measures;
◦encouraging executive officers to create and sustain stockholder value over longer periods because the value of awards is directly attributable to changes in the price of our common stock over time;
◦encouraging our executive officers to attain key corporate objectives over time; and
◦promoting executive officer retention because the value of awards cannot be realized until vesting occurs, which generally requires continued employment for multiple years.
Looking Ahead — 2026 Executive Compensation Program
We view our executive compensation program as evolutionary and consider whether refinements are needed on an annual basis. Looking ahead to 2026:
2026 Annual Incentive (Cash Bonus) Plan - Modifications to the Weighting Framework for the “Individual Performance Factor” — New Values-Based “How Goal”
As described further below under the heading “Annual Incentive (Cash Bonus) Compensation Determinations,” our annual incentive (cash bonus) plan is tied to the Company’s percentage achievement of predetermined financial and operational goals for the quarter (known as the “quarterly Company performance factor”) and the individual employee’s percentage achievement of predetermined individual goals and objectives for the quarter, as well their overall contributions to the Company’s success (known as the “quarterly individual performance factor”).
For 2026, the “quarterly individual performance factor” under our annual incentive (cash bonus) plan generally applicable to our full-time, salaried employees who are not otherwise eligible to participate in one of our commissions-based cash bonus programs (which are generally reserved for members of our sales team), including our executive officers and our NEOs, has been further stratified to add a new values-based “How Goal” (weighted at 20%) in addition to the existing “What Goal” (now weighted at 80%) relating to the achievement of predetermined individual goals and objectives for the quarter. The “How Goal” demonstrates behaviors that reflect “how” results are achieved by consistently aligning with our values — Clients, Colleagues and Company — while upholding our Company policies and Code of Ethical Business Conduct:
•Clients: Anticipate and understand client (internal and external) needs, communicate proactively, and deliver value through win-win solutions that drive client success.
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•Colleagues: Foster a culture of collaboration and mutual respect by actively listening, sharing ideas and working together to achieve shared goals.
•Company: Embrace innovation and continuous learning by challenging the status quo, generating creative solutions and prioritizing exceptional service.
•Integrity and Accountability: Adhere to our Company policies and Code of Ethical Business Conduct, demonstrating professionalism, ethical behavior and personal responsibility in all actions.
2026 Long-Term (Equity Based) Incentive Compensation Program

The design of our fiscal year 2026 long-term (equity based) incentive compensation program mirrors our 2025 program with a mix of stock options, RSUs and PSUs with target performance metrics adjusted in accordance with internal operational and financial projections for fiscal year 2026.
Executive Compensation Philosophy and Objectives
We compete in the global IT services market for enterprise software support, products and services. Our executive compensation philosophy is driven by our objective to attract, retain and motivate the talent needed to lead our Company in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executive officers with those of our stockholders for the long term. Our executive compensation program, including the program for our NEOs, is structured to use a mix of base salary, annual incentive (cash bonus) compensation and long-term equity-based compensation to incentivize and reward those individuals who make the greatest contributions to our performance and creation of stockholder value over time.
The Compensation Committee seeks to allocate a significant portion of our executive officers’ total direct compensation at target to elements that are performance-based and, therefore, “at risk.” However, the Compensation Committee does not maintain formal policies for allocating between short-term and long-term compensation or between cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation, among other items, of our financial position and performance, hiring and retention concerns, and consideration of the compensation level and mix paid by our compensation peer group and surveyed similarly situated technology companies.
2025 Target Pay Mix
As illustrated in the charts, below, the Company emphasizes long-term equity awards and annual performance-based cash incentives so that a majority of each executive’s total compensation opportunity is linked directly to the Company’s stock price or otherwise tied to Company performance. For 2025, approximately 85.3% of total target compensation for our CEO and an average of approximately 67.0% of total target compensation for our other NEOs was at-risk.

*
For Mr. Ravin, percentages are calculated based upon (i) actual 2025 salary paid, as reported in the section titled “Summary Compensation Table,” below, (ii) 2025 target annual incentive compensation value and (iii) the target grant date value of his awards under the Company’s 2025 long-term incentive plan.

†
For the other NEOs, percentages are calculated based upon an average of each of their respective (i) actual 2025 salaries paid, as reported in the section titled “Summary Compensation Table,” below, (ii) 2025 target annual incentive compensation values and (iii) the target grant date values of their awards under the Company’s 2025 long-term incentive plan.

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Executive Compensation Review and Determination
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. Generally, the Compensation Committee reviews and considers decisions on total compensation (annual adjustments to base salary and annual target bonus opportunities, as well as long-term incentive plan equity grants) for our executive officers in the first quarter of the fiscal year. This permits the Compensation Committee to consider the prior year’s performance when making compensation decisions, with the goal of finalizing total compensation decisions by early in the second quarter of the fiscal year. In addition, each fiscal quarter, the Compensation Committee reviews our financial and operational performance and considers decisions regarding payments under our non-equity (cash bonus) incentive compensation plan.
Each year, the Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and designed to incentivize our executive officers to accomplish key corporate objectives. The Compensation Committee also annually reviews market trends and changes in compensation practices.
In 2025, among other duties, the Compensation Committee reviewed and approved the compensation for each of our executive officers, including our NEOs; administered our equity compensation plans; oversaw the process of evaluating our CEO’s performance; oversaw the succession planning of our executive officers and senior management team; evaluated the effectiveness of our overall executive compensation program and oversaw the management of potential risks arising from our executive compensation program.
The Compensation Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The current charter, which was most recently updated in August 2024, is available for review on the “Investor Relations” subpage of our website: https://investors.riministreet.com/document-charters.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO, our CFO, the Group Vice President of Human Resources and the Senior Vice President & Chief of Staff, Office of the CEO, as well as members of our Legal Department, who advise the Compensation Committee on compliance issues. The management team (with the assistance of the Compensation Committee’s compensation consultant, Willis Towers Watson) assists the Compensation Committee by providing information on our performance and the individual performance of our executive officers, as well as market and industry data, and management’s perspective and recommendations on compensation matters. The Compensation Committee solicits and reviews our management team’s (including our CEO’s, other than with respect to himself) recommendations and proposals with respect to adjustments to target annual cash bonus opportunities, long-term incentive compensation opportunities, program structures and other compensation-related matters. The Compensation Committee reviews and discusses these recommendations and proposals with our management team (including our CEO) and uses them as one factor in determining and approving the compensation for our executive officers, other than our CEO. Our CEO recuses himself from all deliberations and approvals regarding his own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, and other advisors, to assist in the performance of its responsibilities. In fiscal 2025, the Compensation Committee retained Willis Towers Watson, a national compensation consulting firm, to serve as its independent compensation advisor. Willis Towers Watson serves at the discretion of the Compensation Committee.
During fiscal 2025, a representative from Willis Towers Watson attended all meetings of the Compensation Committee and provided various services, including the following:
•consulting with the Compensation Committee chair and other members between Compensation Committee meetings;
•reviewing, researching and suggesting updates to our compensation peer group;
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•providing competitive market data based on the compensation peer group and/or broad compensation surveys for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and how the companies in our compensation peer group and/or the broad compensation surveys compensate their executive officers;
•reviewing and analyzing the base salary levels, annual incentive (cash bonus) opportunities and long-term (equity-based) incentive compensation opportunities of our executive officers;
•provided a review and benchmarking assessment of severance compensation practices for non-CEO executive officers and other members of senior management, both unrelated to a change-in-control and in connection with a change-in-control, describing the common objectives of such practices as well as certain technology sector and prevailing peer group practices with respect to the same;
•assisting with a review of our long-term incentive compensation strategy and equity utilization, including the design of our 2025 long-term incentive plan (“LTI Plan”);
•assessing executive compensation trends within our industry, and providing updates on compensation-related corporate governance and regulatory developments; and
•reviewing our market equity compensation practices, including burn rate and overhang.
In fiscal year 2025, Willis Towers Watson provided no services to us other than the consulting services to the Compensation Committee.
In connection with the engagement of any external advisor, the Compensation Committee assesses the advisor’s independence in accordance with SEC and the Nasdaq Rules. In 2025, as in prior years, after reviewing information provided by Willis Towers Watson regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules, the Compensation Committee determined that no conflicts of interest existed in connection with the services Willis Towers Watson performs for the Compensation Committee, and accordingly, that Willis Towers Watson was independent pursuant to Nasdaq listing standards and applicable SEC rulemaking.
Compensation Benchmarking — Published Surveys and Peer Group Data
Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. The Compensation Committee uses a combination of (i) published survey compensation data covering technology companies with annual revenues of $200 million to $1 billion and (ii) publicly disclosed proxy statement executive compensation information from a technology industry peer group of companies as data points when evaluating and establishing executive compensation. While the Compensation Committee generally targets the 50th percentile of the market when evaluating compensation, actual compensation decisions are based on the full consideration of many factors, including, but not limited to, individual and Company performance, equity holdings, market data, internal equity, experience, strategic needs and job responsibilities.
The Company’s compensation peer group for purposes of fiscal year 2025 executive compensation determinations was recommended by its independent compensation consultant, Willis Towers Watson, and approved by the Compensation Committee. The peer group for fiscal year 2025 was selected based on multiple scoping metrics, including software/information technology industry focus (companies with the Global Industry Classification Standard (GICS) Codes of “Application Software” and “IT Services”), annual revenue, market capitalization, as well as other financial and non-financial considerations, including by reference to lists of Company peer group companies published by proxy advisory firms. For fiscal year 2025 executive compensation determinations, the following 15 companies were selected as our peer group:

8x8, Inc.	BlackLine, Inc.	Consensus Cloud Solutions, Inc.	Five9, Inc.
Kinaxis Inc.	LiveRamp Holdings, Inc.	Model N, Inc.	Perficient, Inc.
Progress Software Corporation	PROS Holdings, Inc.	Synchronoss Technologies, Inc.	Upland Software, Inc.
Workiva Inc.	Yext, Inc.	Zuora, Inc.
Changes made to the Company’s 2025 compensation peer group versus its peer group for 2024 were as follows: (i) removing New Relic, Inc. (2024 going private transaction) and Everbridge, Inc. (2024 going private transaction) and (ii) adding 8x8, Inc.
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In July 2025, based on the recommendations of Willis Towers Watson, the Compensation Committee approved an updated list of 17 peer group companies for use in connection with fiscal year 2026 executive compensation determinations, as follows:

8x8, Inc.	Amplitude, Inc.	BlackLine, Inc.	Consensus Cloud Solutions, Inc.
Domo, Inc.	Five9, Inc.	Grid Dynamics Holdings, Inc.	Information Services Group, Inc.
Kinaxis Inc.	LiveRamp Holdings, Inc.	Progress Software Corporation	PROS Holdings, Inc.
Synchronoss Technologies, Inc.	Upland Software, Inc.	Verint Systems, Inc.	Workiva Inc.
Yext, Inc.
Changes made to the Company’s 2026 compensation peer group versus its peer group for 2025 were as follows: (i) removing Perficient, Inc. (2024 going private transaction), Model N, Inc. (2024 going private transaction) and Zuora, Inc. (2025 going private transaction) and (ii) adding Verint Systems, Inc., Grid Dynamics Holdings, Inc., Domo, Inc., Amplitude, Inc. and Information Services Group, Inc.
The Compensation Committee, with the input of its independent compensation consultant, reviews the composition of the Company’s peer group on an annual basis.
Key Elements of our Executive Compensation Program and 2025 NEO Compensation
As noted above, the key elements of our executive compensation program are base salary, annual (cash bonus) incentive compensation and equity based (long-term) incentive compensation. When determining and setting the amount of each compensation element, the Compensation Committee generally considers the following factors:
•our performance against the financial and operational objectives established by the Compensation Committee for the program;
•each individual executive officer’s skills, experience, and qualifications relative to other similarly situated executive officers at the companies in our compensation peer group and in selected broad compensation surveys;
•the performance of each individual executive officer, based on the Compensation Committee’s assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•compensation parity among our executive officers, including our NEOs (other than our CEO);
•the recommendations of our CEO, other than with respect to his own compensation; and
•the compensation practices of the companies in our compensation peer group and in selected broad compensation surveys and the positioning of each executive officer’s compensation compared to survey and peer group company compensation levels.
In addition, in determining the amount of long-term incentive compensation for our executive officers as part of its annual executive compensation review, the Compensation Committee also considers the outstanding equity incentive awards of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) and the potential dilution to our stockholders (our “overhang”).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable. The Compensation Committee retains significant authority to adjust compensation levels of our executive officers based on these and other factors that it deems appropriate to achieve our overall compensation goals.

Annual Review of Executive Compensation

In October 2024, in preparation for 2025 executive compensation determinations, the Compensation Committee reviewed the total compensation (including base salaries and targeted annual incentive compensation) for each of our executive officers, including our NEOs, considering input from Willis Towers Watson, base salary and annual incentive
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compensation practices and levels of our executive compensation peer group and base salary and annual incentive compensation practices and levels of surveyed similarly situated technology companies.
2025 Base Salary Determinations
We use base salary to provide a fixed amount of compensation for our NEOs in exchange for their services. The Compensation Committee recognizes the importance of base salaries for our executives as an element of compensation that helps to attract and retain highly qualified executive talent.
With the exception of Mr. Hershkowitz, there were no adjustments to NEO base salaries during fiscal year 2025. Effective as of January 1, 2025, upon the recommendation of Mr. Ravin, the Compensation Committee approved an approximate 7% base salary adjustment for Mr. Hershkowitz (from $420,000 to $449,998) based on individual performance, retention and incentive purposes.
Actual base salaries earned by our NEOs for fiscal 2025 are reported in the Summary Compensation Table, below.
2025 Annual Incentive (Cash Bonus) Compensation Determinations
We seek to have a significant portion of the compensation of our executive officers, including our NEOs, tied to corporate performance. To accomplish this objective, we provide our executive officers with the opportunity to earn cash bonuses to encourage the achievement of our corporate performance objectives and to reward those individuals who significantly impact our corporate results.
As described further below, in 2025, the annual incentive (cash bonus) compensation payments for our executive officers, including our NEOs, were determined by reference to the performance-based cash bonus plan (our “Cash Bonus Plan”) generally applicable to our full-time, salaried employees who are not otherwise eligible to participate in one of our commissions-based cash bonus programs (which are generally reserved for members of our sales team).
With the exception of Mr. Hershkowitz, there were no adjustments to the target annual cash incentive (cash bonus) opportunities for our NEOs during fiscal year 2025. Effective as of January 1, 2025, the Compensation Committee approved an adjustment to Mr. Hershkowitz’s target annual cash bonus opportunity by reference to his adjusted annual base salary effective as of January 1, 2025, such that his target annual cash bonus opportunity as a percentage of base salary would remain at the same level as was in effect prior to his January 1, 2025 base salary adjustment (approximately 67% of base salary, or from $280,014 to $300,007).
The following table shows each NEO’s 2025 (i) target annual incentive (cash bonus) opportunity expressed as a dollar amount, (ii) target annual incentive (cash bonus) opportunity expressed as a percentage of base salary, (iii) total annual (cash bonus) incentive compensation payments and (iv) total annual (cash bonus) incentive compensation payments as a percentage of target annual (cash bonus) incentive opportunity:

Name	2025 Target Annual Incentive (Cash Bonus) Opportunity	2025 Target Annual Incentive (Cash Bonus) Opportunity as a % of Base Salary	2025 Total Cash Bonus Compensation	2025 Total Cash Bonus Compensation as a % of 2025 Target Annual Incentive (Cash Bonus) Opportunity
Seth A. Ravin	$500,000	100%	$423,206	84.6%
Michael L. Perica	278,245	74%	246,139	88.5%
Steve Hershkowitz	300,007	67%	279,093	93.0%
Nancy Lyskawa	264,996	74%	254,131	95.9%
Kevin Maddock	328,125	100%	289,640	88.3%
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2025 Cash Bonus Plan
As noted above under the heading “New for 2025 — Updated Company Annual Incentive (Cash Bonus) Plan,” effective as of January 1, 2025, the Compensation Committee adopted a revised Annual Incentive (Cash Bonus) Plan with updated performance metrics designed to more closely track the internal metrics used by Company management to evaluate the Company’s financial and operational performance and more closely align bonus payments for non-commissions-based employees (including our executive officers) with the Company’s goals for growth and profitability.
Generally, payments under our Cash Bonus Plan are based upon both (i) the Company’s achievement (expressed as a percentage) of predetermined financial goals for the quarter and the achievement (also expressed as a percentage) of predetermined Company-wide client satisfaction goals for that quarter (the “quarterly Company Performance Factor”), and (ii) the individual employee’s achievement of predetermined individual goals and objectives for the quarter, as well as their overall contributions to the Company’s success (expressed as a percentage), generally recommended per the results of such factors with some exercise of discretion of our CEO and subject to the evaluation, possible discretionary adjustment and approval of the Compensation Committee (the “quarterly Individual Performance Factor”), in each case as described further below.
Under our previous Cash Bonus Plan in effect through December 31, 2024, the quarterly Company Performance Factor was calculated using four metrics consisting of:
•two “Financial Metrics” consisting of (i) total client invoicing as compared to annual plan and (ii) annual operating expenses compared to annual plan; and
•two “Client Satisfaction Metrics” consisting of (i) average client satisfaction rating for case resolution (relating to the Company’s global service delivery function) and (ii) average client satisfaction rating for onboarding (relating to the Company’s client onboarding function), in each case as expressed as a percentage of plan.

Key elements of the revised 2025 Cash Bonus Plan include:

•Retains the two Client Satisfaction Metrics described above;
•Replaces the Financial Metric “total client Invoicing” with “net new invoicing” to better reflect growth;
•Adds two new Financial Metrics, “adjusted EBITDA2” (as defined in Appendix A to this Proxy Statement) and “cash collections,” to better reflect profitability and financial strength;
•Retains “annual expenses as compared to plan” as a Financial Metric; and
•Adjusts the weights used to calculate a weighted average of the updated total six metrics to put greater emphasis on the Company’s financial performance.
Quarterly Company Performance Factor
In 2025, the quarterly Company Performance Factor was based on two metrics: the Financial Metrics (consisting of four components) and the Client Satisfaction Metrics (consisting of two components). Each component, expressed as a percentage, is multiplied together to calculate the quarterly Company Performance Factor.
Financial Metrics (75% Total Weighting)
•The Financial Metrics have four components: (i) net new invoicing compared to annual plan, expressed as a percentage (25% weighting), (ii) aggregate operating expenses compared to annual plan, expressed as a percentage (25% weighting), (iii) adjusted EBITDA, as defined below, compared to annual plan, expressed as a percentage (20% weighting), and (iv) cash collections compared to annual plan, expressed as a percentage (5% weighting).
•In each case, the “annual plan” references the annual strategic operating plan for the 2025 fiscal year, as prepared by management and approved by the Board.
◦Net new invoicing generally refers to the aggregate new invoicing achieved in a particular fiscal quarter (including invoicing for consulting services) less renewal losses incurred in the same quarter.
2 EBITDA” and “Adjusted EBITDA” are considered “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP.
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◦Cash collections generally refers to the actual cash received in satisfaction of accounts receivable created by the sale of our products or services.
Client Satisfaction Metrics (25% Total Weighting)
The Client Satisfaction Metrics have two components: (i) average client satisfaction rating for case resolution (relating to the Company’s global service delivery function), on a scale of 1.0 to 5.0 (where 5.0 is considered excellent), expressed as a percentage of plan (15% weighting), and (ii) average client satisfaction rating for onboarding (relating to the Company’s client onboarding function) on a scale of 1.0 to 5.0, expressed as a percentage of plan (10% weighting), illustrated as follows:

	Financial Metrics (75%)				Client Satisfaction Metrics (25%)
	Net New Invoicing	Operating Expenses	Adjusted EBITDA	Cash Collections	Case Resolution	Onboarding
Weight	25%	25%	20%	5%	15%	10%
With the exceptions of “adjusted EBITDA,” and “cash collections,” the results “as compared to annual plan” of each component of the Financial Metrics and the Client Satisfaction Metrics have not previously been made publicly available, and we do not expect them to be required to be made public by any regulatory authority. Nor is such information publicly available from any other source. We believe that disclosure of these results would provide our competitors, clients and potential clients with information regarding our internal growth expectations, margins and operational performance and enable them to better estimate our product and service pricing models and potentially other competitively sensitive information. Therefore, public disclosure of such information would cause substantial harm to our competitive and financial position.
Each quarter, the Compensation Committee approves the percentage achievement of the quarterly Company performance factors after taking into the account the recommendations of our CEO as to potential further adjustment (upward or downward), generally based on considerations of parity relating to quarter-over-quarter fluctuations in our sales cycle.
Quarterly Individual Performance Factor
As noted above, under our Cash Bonus Plan, the quarterly Individual Performance Factor is generally tied to an employee’s achievement of individual goals and objectives for the quarter previously communicated to such employee as within such employee’s duties and the individual’s overall contribution to our corporate success. In 2025, because their individual performance factors are so integrally tied to Company-level performance, the quarterly individual performance factors for each of our executive officers, including our NEOs, were partially tied to the Company’s overall performance, subject to additional adjustment in the discretion of the Compensation Committee (taking into account the recommendation of our CEO with respect to the other executive officers). Additional adjustments to our executive officers’ quarterly Individual Performance Factors for each quarter of 2025 were generally by reference to the accomplishment of strategic objectives in the respective executive officer’s functional area or business unit.
Calculation of and Payment of Quarterly Cash Bonus
The quarterly cash bonus payments for each of our executive officers, including our NEOs, are calculated following the end of each fiscal quarter by multiplying the individual’s target bonus amount for the current quarter by (i) the quarterly Company Performance Factor, and (ii) the individual’s quarterly Individual Performance Factor, in each case as approved by the Compensation Committee. For the first, second and third quarters of each fiscal year, 75% of the quarterly cash bonus amount is paid out by the end of the following fiscal quarter and, for retention purposes, the remaining 25% is deferred and paid out following the end of the fiscal year, along with the cash bonus for the recently completed fourth quarter, generally subject to the employee’s continuous employment with the Company through year-end.
For each participant in the Cash Bonus Plan, the target incentive amount for each quarter is determined by multiplying the individual’s targeted annual cash bonus compensation by 25%.
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2025 Long-Term Incentive Compensation
The long-term incentive component of our executive compensation program is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our NEOs with our stockholders, builds a culture of ownership, promotes retention, and balances short-term operating decisions with long-term goals.
Components of 2025 Long-Term Incentive Compensation
Regarding the mix of equity comprising our 2025 equity awards to our executive officers:
•Performance-Based Restricted Stock Units (“PSUs”) – A PSU is a commitment by us to issue a share of common stock for each unit at the time the restrictions set forth in the award agreement lapse. The number of PSUs ultimately earned depends upon the achievement of performance goals set by the Compensation Committee, which are generally set at “threshold,” “target,” “above target,” and “maximum” performance levels, with the number of earned PSUs tied to the degree of attainment of the performance goals (adjusted EBITDA and total revenue, as described further below and in Appendix A to this Proxy Statement). No issuance of common stock is made with respect to a PSU if any specified threshold performance level is not attained. PSUs are also forfeited upon termination of employment with us. Once earned following the completion of the one-year performance period, the PSUs are subject to additional time-based requirements and vest on the first, second and third anniversaries of the date of grant. The Compensation Committee believes that awards of PSUs are aligned with our pay-for-performance philosophy by incentivizing our executive officers on two levels: the number of shares ultimately earned based on the Company’s financial performance and the value of the shares when they vest over time.
•Time-Based Restricted Stock Units (“RSUs”) – An RSU is a commitment by us to issue a share of common stock for each unit at the time the restrictions set forth in the award agreement lapse. The Compensation Committee believes that granting time-based restricted stock units aligns the interests of our executive officers with the interests of our stockholders and encourages retention. RSUs are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied. Time-based RSUs granted to our executive officers vest on the anniversary of the date of grant ratably over three years.
•Stock Options - Stock options provide our executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Stock options become valuable only if (i) the holder of the option remains employed by the Company during the period required for the option to vest, and (ii) the market price for a share of common stock is above the exercise price. For this reason, stock options align the interests of our executive officers and our stockholders by providing executives with an incentive to achieve long-term business goals and objectives and increase the market price of our stock and provide an incentive for an option holder to remain employed by us. Stock options vest ratably on the anniversary of grant over a three-year period and must be exercised within ten years of the date of grant. Under the terms of our 2013 Equity Incentive Plan (our “2013 Equity Plan”), vested stock options must generally be exercised within 90 days of termination of employment.
2025 Long-Term Incentive Plan Awards
Effective March 4, 2025 (the “Date of Grant”), the Compensation Committee approved 2025 LTI Plan awards for each of our executive officers consisting of a mix of PSUs, RSUs and stock options, the material terms of which are described below.
•2025 LTI Plan Award Allocation Mix (PSUs/RSUs/Stock Options). For Mr. Ravin, the targeted value mix (based on targeted grant value) of each of his 2025 LTI Plan awards was as follows: 50% PSUs, 30% RSUs and 20% stock options. For each of Messrs. Perica, Hershkowitz and Maddock and for Ms. Lyskawa, the targeted value mix (based on targeted grant value) of each of their respective 2025 LTI Plan awards was as follows: 40% PSUs, 40% RSUs and 20% stock options. Below is a summary of the 2025 LTI Plan awards as of the Date of Grant:
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	Grant Date Values at Target
Name	PSUs	RSUs	Stock Options	Equity Awards (Targeted Grant Value)(1)
Seth A. Ravin	$1,200,000	$720,000	$480,000	$2,400,000
Michael L. Perica	400,000	400,000	200,000	1,000,000
Steve Hershkowitz	300,000	120,000	60,000	300,000
Nancy Lyskawa	300,000	120,000	60,000	300,000
Kevin Maddock	300,000	120,000	60,000	300,000
 _____________________________
(1)For all 2025 LTI Plan participants, there was no year-over-year change in the targeted grant value of their LTI Plan awards.

	Number of Underlying Shares - 2025 LTI Plan Awards
Name	PSUs(1)	RSUs(1)	Stock Options(2)(3)
Seth A. Ravin	344,827	206,896	219,605
Michael L. Perica	114,942	114,942	91,502
Steve Hershkowitz	34,482	34,482	27,450
Nancy Lyskawa	34,482	34,482	27,450
Kevin Maddock	34,482	34,482	27,450
 _____________________________
(1)The number of PSUs and RSUs granted to each of our NEOs on the Date of Grant was determined by dividing the respective targeted grant values of each award by $3.48, the closing sales price of the Company’s common stock on the Date of Grant, and rounding down to the nearest whole share.
(2)The number of stock options granted to each NEO on the Date of Grant was determined by reference to the Black-Scholes pricing model and valuation assumptions used by the Company in accounting for stock options as of the Date of Grant, rounding down to the nearest whole share. With the exception of Mr. Ravin, the stock options awarded to our executive officers under the 2025 LTI Plan were incentive stock options. Under the terms of our 2013 Equity Plan, because Mr. Ravin beneficially owned more than 10% of our outstanding common stock on the Date of Grant, he was not eligible to receive incentive stock options unless the exercise price equaled 110% of the closing price of a share of Company common stock on the date of grant and the stock options had a stated expiration date of five (versus 10) years, so he received non-qualified stock options.
(3)The per share exercise price of the stock options is $3.48, the closing sales price of the Company’s common stock on the Date of Grant.
The component awards under the 2025 LTI Plan are generally subject to the terms and conditions of our 2013 Equity Plan and the following vesting and other conditions:
•PSU Performance Period and Vesting Conditions. The PSUs awarded under the 2025 LTI Plan (the “Target PSUs”) were earned over a one-year performance period beginning on January 1, 2025 and ending on December 31, 2025 (the “Performance Period”), remaining subject to a continued service-based vesting requirement, as explained further below. 50% of the PSUs awarded were eligible to vest based on the Company’s achievement against a target total revenue goal for the Performance Period, and 50% of the PSUs awarded were eligible to vest based on the Company’s achievement against a target adjusted EBITDA goal for the Performance Period. The ultimate number of PSUs that were eligible to vest (as calculated, the “Earned PSUs”) ranged from zero to 200% (the “Performance Payout Factor”) of the Target PSUs. Under the terms of the 2025 LTI Plan, the Earned PSUs vest in equal annual installments on the first, second and third anniversaries of the Date of Grant, subject to the awardee continuing to be a Service Provider (as such term is defined under our 2013 Equity Plan) through the applicable vesting date.
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As defined under the 2025 LTI Plan, “EBITDA” is the Company’s (i) net income for the Performance Period adjusted to exclude (ii) interest expense, (iii) income tax expense, and (iv) depreciation and amortization expense (in each case of (i) through (iv), determined in accordance with generally accepted accounting principles and as reported in the Company’s Annual Report on Form 10-K for its fiscal year ending December 31, 2025). “Adjusted EBITDA” is the Company’s “Adjusted EBITDA” for the Performance Period, as such term is defined in Appendix A to this Proxy Statement.3
The Compensation Committee believes that (i) Adjusted EBITDA is an important supplemental measure of Company performance and is frequently used by analysts, investors, lenders and other interested parties in evaluating companies in our industry, and (ii) total revenue is an important metric in evaluating the Company’s operational and financial performance and is a valuable indicator of growth for the Company. For additional information regarding the Company’s use of Adjusted EBITDA, please refer to Appendix A to this Proxy Statement.
The following table summarizes the total revenue performance goals approved by the Compensation Committee for fiscal year 2025:

TOTAL REVENUE PERFORMANCE GOALS

Threshold 50% of Target Payout	Target 100% of Target Payout	Maximum 200% of Target Payout
$400.4 million total revenue	$422.6 million total revenue	$528.3 million total revenue
The following table summarizes the Adjusted EBITDA performance goals approved by the Compensation Committee for fiscal year 2025:

ADJUSTED EBITDA PERFORMANCE GOALS

Threshold 50% of Target Payout	Target 100% of Target Payout	Maximum 200% of Target Payout
$53.1 million Adjusted EBITDA	$55.9 million Adjusted EBITDA	$69.9 million Adjusted EBITDA
As calculated based on actual 2025 performance, the Company’s total revenue for the Performance Period was $421.5 million, resulting in a “Total Revenue Performance Payout Factor” of approximately 97.6%, and the Company’s Adjusted EBITDA for the Performance Period was $49.8 million, resulting in an “Adjusted EBITDA Performance Payout Factor” of 0%. The number of Earned Performance Units eligible for vesting for each of the NEOs was determined by reference to the average (49%) of the Total Revenue and Adjusted EBITDA Performance Factors identified above, as follows:
◦Mr. Ravin – 168,965 Earned Performance Units
◦Mr. Perica – 56,321 Earned Performance Units
◦Messrs. Hershkowitz and Maddock and Ms. Lyskawa – 16,896 Earned Performance Units
•RSU and Stock Option Vesting Conditions. The RSUs and Stock Options awarded under the 2025 LTI Plan vest in three equal annual installments on the first, second and third anniversaries of the Date of Grant, generally subject to the awardee continuing to be a Service Provider (as such term is defined under our 2013 Equity Plan) through the applicable vesting date.
For additional discussion regarding the details of the 2025 LTI Plan awards described above, including the estimated grant date fair value of the awards, see the “Grants of Plan Based Awards Table” appearing below.
3 “EBITDA” and “Adjusted EBITDA” are considered “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations of net income to EBITDA and Adjusted EBITDA, respectively, appear in Appendix A to this Proxy Statement, along with a description and explanation of these non-GAAP financial measures.
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The PSUs awarded under the 2025 LTI Plan are subject to accelerated vesting provisions if the awardee is terminated without “cause” or resigns for “good reason” within 24 months following a “change-in-control” of the Company, with the definitions of “cause,” “good reason,” and “change-in-control,” generally mirroring how such terms are defined in Mr. Ravin’s then-current employment agreement with the Company. If such events occur prior to the end of the Performance Period, the number of PSUs that vest shall be the Target PSUs, and if such events occur at or after the end of the Performance Period, the number of PSUs that vest shall be the Earned PSUs. For additional information regarding Mr. Ravin’s employment agreement, see “Amended and Restated Employment Agreement – Seth A. Ravin” in this CD&A, below. For additional information regarding the accelerated vesting provisions under our form of PSU award agreement, see the “Potential Payments upon Termination or Change-in-Control” table and accompanying narrative, below.
Executive Employment Agreements
Other than with Mr. Ravin, the Company maintains no written employment agreements with its executive officers (other than initial offer letters setting forth starting compensation terms).
Amended and Restated Employment Agreement – Seth A. Ravin
On October 29, 2024, we entered into an amendment and restatement of the employment agreement of our Chief Executive Officer, Chairman of the Board and President, Mr. Ravin (the “Amended Employment Agreement”), which replaced Mr. Ravin’s prior Amended and Restated Employment Agreement dated as of January 6, 2017, as previously amended. The Amended Employment Agreement has no specific term and provides for at-will employment.
Under the Amended Employment Agreement, Mr. Ravin’s indemnification and advancement rights have been enhanced in certain respects from those generally applicable to directors and executive officers of the Company, including that he will be indemnified by the Company for expenses he incurs to comply with an order or equitable relief issued by a court or arbitral body in a proceeding, particularly as relates to Specified Litigation (as defined in the Amended Employment Agreement) between the Company and Oracle. Additionally, the Amended Employment Agreement provides that the Company will indemnify Mr. Ravin for expenses arising from a proceeding initiated by Mr. Ravin against the Company, if approved by the Company’s Board of Directors prior to its initiation or if relating to or arising out of Specified Litigation, and for reasonable expenses he incurs in a proceeding he initiates against the Company in good faith for purposes of enforcing his rights under the Amended Employment Agreement or his indemnification agreement where he is successful on the particular issue, claim or proceeding.
In addition, under the Amended Employment Agreement, the definition of conduct that constitutes “Cause” for the Company to terminate Mr. Ravin’s employment without providing severance specifies that certain types of breaches or conduct by Mr. Ravin must be material or have a material adverse effect on the Company’s business in order to constitute “Cause.” The Amended Employment Agreement also provides a 30-day cure period for specified actions constituting “Cause” and provides a 30-day period during which Mr. Ravin may cure a material breach of the Amended Employment Agreement, itself. Additionally, the definition of “Good Reason” under the Amended Employment Agreement reflects customary triggers and provides that Mr. Ravin may resign for Good Reason and qualify for severance upon any reduction in his base pay or target bonus opportunity, other than where the same level of reduction applies to other executive officers.
Mr. Ravin must comply with restrictive covenants set forth in the Amended Employment Agreement for a five year period following the date of the Amended Employment Agreement, both during his employment with the Company and for two years thereafter. Under such restrictive covenants, Mr. Ravin must not engage in or be involved in any way with a competitive business and must not induce or attempt to induce any customer, employee, consultant or other business relation to cease doing business with or providing services to the Company or any of its subsidiaries or in any way interfere with the relationship between any such business relation and the Company and its subsidiaries.
The Amended Employment Agreement also reflects Mr. Ravin’s base salary ($500,000) and target annual non-equity incentive compensation ($500,000) effective as of May 1, 2024.
Mr. Ravin is entitled to certain severance and change-in-control benefits pursuant to his Amended Employment Agreement, the terms of which are described below under “Potential Payments upon Termination or Change-in-Control.”
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Executive Officer Incentive Compensation Recovery (Clawback) Policy
Our Board believes that it is in the best interests of the Company and its stockholders to ensure that all financial reporting measure performance-based incentive compensation reflects actual performance. Consistent with such determination, our Board has adopted an Executive Officer Incentive Compensation Recovery (Clawback) Policy, effective October 31, 2023, in accordance with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608 (the “Clawback Policy”).
The Clawback Policy is administered by our Compensation Committee and enables the Company to recover from specified current and former Company executive officers certain incentive compensation (as such term is defined in the Clawback Policy) in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. The Clawback Policy covers current and former executive officers, including all officers for purposes of Section 16 of the Exchange Act, and applies to any incentive compensation that is granted, earned or vested based wholly or in part on the attainment of any Company financial reporting measure (as such term is defined in the Clawback Policy).
If the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Clawback Policy requires the mandatory recovery from any current or former executive officer of covered cash- and equity-based incentive compensation paid or earned based on the achievement of financial performance measures in excess of the amounts that would have been paid or earned based on the restated financial results, unless such recovery is impracticable (as defined in the Clawback Policy). The Compensation Committee will not consider the executive officer’s responsibility or fault or lack thereof in enforcing the Clawback Policy to recoup the amount described above. A copy of the Clawback Policy is filed as Exhibit 97.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 19, 2026.
Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information
As a matter of best practices, the Company does not intend to grant equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s common stock, such as a significant positive or negative earnings announcement. Similarly, the Company does not intend to time the release of material nonpublic information based on equity compensation award grant dates. In furtherance of the above, in July 2023, the Compensation Committee approved an amendment to the Company’s Insider Trading Policy providing that it is the Company’s policy not to award stock options to its executive officers during the period beginning four business days before the filing with the SEC of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing with the SEC of a current report on Form 8-K that discloses material nonpublic information (other than a Current Report on Form 8-K disclosing a material new option award under Item 5.02(e) of that form), and ending one business day after the filing or furnishing of such report.
It should be noted, however, that because Company equity compensation awards are typically subject to time-based vesting requirements of no less than once per year, the longer-term impact of any increase or decrease in the price of the Company’s common stock immediately following the date of grant is subject to inherent uncertainty.
401(k) Retirement Plan
We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Our 401(k) plan is a “safe harbor” plan under the tax rules, which means that we make a matching contribution to all employees equal to 100% of all elective deferrals that do not exceed 4% of an employee’s compensation. The safe-harbor matching contribution is 100% vested at the time of contribution. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all matching contributions are deductible by us when made.
Rimini Street, Inc. | 40

Other Compensation
We provide various employee benefit programs to our executive officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts, flexible savings accounts and wellness programs. These benefit programs are generally available to all of our U.S.-based employees. For certain of these benefits, namely medical, vision and dental, we pay a portion of the required premiums, and our employees pay the remainder of such premiums.
Compensation Risk Assessment
Based on discussions with Willis Towers Watson and management regarding the potential risks arising from the Company’s compensation policies and practices, the Compensation Committee believes that (i) our compensation programs do not encourage excessive or inappropriate risk-taking, (ii) our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company, and (iii) the design and mix of our compensation programs appropriately encourage our executive officers and other employees to focus on the creation of long-term stockholder value. The following features of our compensation programs were noted as part of this analysis:
•A Balanced Mix of Compensation Components — Our compensation programs include a reasonable mix of cash, short-term incentive and long-term equity compensation, with the vesting of equity compensation tied to multi-year time periods;
•Multiple Performance Factors — The performance goals for our Cash Bonus Plan are generally based on a mix of corporate goals and individual performance;
•Capped Long-Term Incentive Plan PSU Awards — Long-term incentive plan PSU awards are capped at 200% of target;
•Governance Policies — We have formal policies in place for equity administration, insider trading, hedging and pledging and succession planning; and
•Clawback Policy — Our executive officers are subject to our Clawback Policy, which provides for the recovery of incentive compensation upon an accounting restatement.
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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Our Compensation Committee is currently comprised of Mr. Capelli (Chair) and Mr. Snyder. Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with executive management. Based on such review and discussion, our Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2025.

By the Compensation Committee of the Board of Directors of Rimini Street, Inc.

Steven Capelli (Chair)
Jay Snyder

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, and paid to our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation		Total
Seth A. Ravin, President, Chief Executive Officer and Chairman of the Board(4)	2025	$500,000	$—	$1,919,996	(5)	$479,156	$423,206		$439,359	(6)	$3,761,717
	2024	491,667	—	1,919,995		476,744	332,750		523,824		3,744,980
	2023	468,750	—	2,501,196		655,798	314,391		786,623		4,726,758

Michael L. Perica, Executive Vice President and Chief Financial Officer	2025	$378,000	$—	$799,996	(5)	$199,648	$246,139		$20,040	(7)	$1,643,823
	2024	372,000	—	799,998		198,643	190,830		19,640		1,581,111
	2023	360,000	—	701,197		456,133	217,628		18,802		1,753,760

Steve Hershkowitz, Executive Vice President and Chief Revenue Officer	2025	$449,988	$—	$239,995	(5)	$59,893	$279,093	(8)	$438,133	(7)(8)	$1,467,102
	2024	299,091	—	1,070,000		170,290	209,073		545,677		2,294,131

Kevin Maddock, Executive Vice President and Chief Recurring Revenue Officer	2025	$328,125	$—	$239,995	(5)	$59,893	$289,640		$14,799	(7)	$932,452
	2024	322,917	—	551,195		242,077	267,988		18,098		1,402,275
	2023	312,500	—	281,198		176,551	277,930		17,475		1,065,654

Nancy Lyskawa, Executive Vice President & Chief Client Officer	2025	$360,231	$—	$239,995	(5)	$59,893	$254,131		$17,811	(7)	$932,061
	2024	360,000	—	511,995		229,882	197,091		17,002		1,315,970
	2023	356,481	—	359,798		219,833	223,590		16,862		1,176,564
 _____________________________
(1)These amounts reflect the aggregate grant date fair value for awards of PSUs (at target) and/or RSUs computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation, of the Financial Accounting Standards Board (“FASB”). The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. A discussion of all assumptions made in the valuation of the awards is in Note 7, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 19, 2026. For purposes of this table, the entire fair value of awards is reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
For the 2025 fiscal year, PSU values were calculated based on the probable outcome of the performance conditions as of the grant date, which was determined to equal the “target” level of performance. The number of PSUs and/or RSUs awarded in 2025, together with the grant date fair value of each award, is disclosed in the “2025 Grants of Plan-Based Awards” table below.
(2)These amounts reflect the aggregate grant date fair value for stock option awards computed in accordance with FASB ASC 718. A discussion of all assumptions made in the valuation of the awards is in Note 7, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 19, 2026. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
(3)Represents amounts earned as discussed above under “2025 Annual Incentive (Cash Bonus) Compensation.”
(4)During 2025, Seth A. Ravin was an executive officer who also served as a member of the Board of Directors. Mr. Ravin does not receive any additional compensation for serving as a director of the Company.
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(5)For the 2025 fiscal year, the PSUs awarded under the 2025 LTI Plan (the “Target PSUs”) were measured over a performance period beginning on January 1, 2025 and ending on December 31, 2025, but remain subject to a continued service-based vesting requirement. The ultimate number of PSUs that could vest range from zero to 200% of the Target PSUs based on the combined achievement of two equally weighted financial performance metrics for the year ended December 31, 2025: adjusted EBITDA and total revenue. The grant date fair value, computed in accordance with FASB ASC 718, of PSUs awarded in 2025 to each of our NEOs, assuming the maximum level of performance (200%) is achieved, is as follows: Mr. Ravin: $2,399,996, Mr. Perica: $799,996, Mr. Hershkowitz: $239,995, Mr. Maddock: $239,995 and Ms. Lyskawa $239,995.
(6)For 2025, All Other Compensation for Mr. Ravin is comprised of travel expenses of $306,594, certain healthcare-related expenses incurred on business trips of $26,600 and related transport expenses of $54,003, as well as rental payments of $43,812 for an apartment near our California Operations Center in Pleasanton, California, as Mr. Ravin maintains his primary residence near our corporate headquarters in Las Vegas, Nevada.
From time to time, our company uses charter aircraft through third-party service providers for business travel by our senior executives. For each trip, the aircraft is chartered based on flight hours regardless of the passenger load. While the use of charter aircraft is primarily for Mr. Ravin and Mr. Hershkowitz, when the charter aircraft is already going to a specific destination for a business purpose, other Company employees with a business reason for travel are permitted to accompany Mr. Ravin and/or Mr. Hershkowitz on such flights. This includes other senior executives and members of senior management, including Mr. Ravin’s spouse, who is an employee of the Company, as well as marketing, sales and operations personnel and support staff.
The corporate charter aircraft expenses attributable to Mr. Ravin as All Other Compensation in 2025 consist of the difference between (a) his allocable percentage of the total flight costs for each charter aircraft flight taken by him in 2025 (based on the number of persons travelling) and (b) the estimated cost of a first-class commercial airline ticket for one traveler for each trip.
The Company believes that Mr. Ravin’s use of charter aircraft permits him to reduce travel time and related disruptions, which allows him to devote more time to work matters while maintaining the confidentiality of such matters during travel, thereby increasing his availability, efficiency and productivity. On occasion, guests and family members of Mr. Ravin have accompanied him on charter aircraft flights, the primary purpose of which was for business travel. Because we pay for such business travel based on the flight hours regardless of the passenger load, the aggregate incremental cost to us for the additional passengers is de minimis. For additional information regarding the compensation of Mr. Ravin’s spouse, refer to “Related Person Transactions,” above.
(7)For 2025, All Other Compensation for Mr. Perica, Mr. Hershkowitz, Mr. Maddock and Ms. Lyskawa is 401(k) plan matching contributions by the Company.
(8)For 2025, All Other Compensation for Mr. Hershkowitz is primarily comprised of travel expenses of $419,143. The corporate charter aircraft expenses attributable to Mr. Hershkowitz as All Other Compensation in 2025 consist of the difference between (a) his allocable percentage of the total flight costs for each charter aircraft flight taken by him in 2025 (based on the number of persons travelling) and (b) the estimated cost of a first-class commercial airline ticket for one traveler for each trip.
As with Mr. Ravin, the Company believes that Mr. Hershkowitz’s use of charter aircraft permits him to reduce travel time and related disruptions, which allows him to devote more time to work matters while maintaining the confidentiality of such matters during travel, thereby increasing his availability, efficiency and productivity.

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2025 Grants of Plan-Based Awards(1)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)	Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
Seth A. Ravin		$500,000
RSUs (2025 LTI Plan)	3/4/2025	—	—	—	—	206,896	—	$—	$719,998
PSU (2025 LTI Plan)	3/4/2025	—	172,414	344,827	689,654	—	—	—	1,199,998
Options (2025 LTI Plan)	3/4/2025	—	—	—	—	—	219,605	3.48	479,156

Michael L. Perica		$278,245
RSUs (2025 LTI Plan)	3/4/2025	—	—	—	—	114,942	—	$—	$399,999
PSU (2025 LTI Plan)	3/4/2025	—	57,471	114,942	229,884	—	—	—	399,999
Options (2025 LTI Plan)	3/4/2025	—	—	—	—	—	91,502	3.48	199,648

Steve Hershkowitz		$300,007
RSUs (2025 LTI Plan)	3/4/2025	—	—	—	—	34,482	—	$—	$119,998
PSU (2025 LTI Plan)	3/4/2025	—	17,241	34,482	68,964	—	—	—	119,998
Options (2025 LTI Plan)	3/4/2025	—	—	—	—	—	27,450	3.48	59,893

Kevin Maddock		$328,125
RSUs (2025 LTI Plan)	3/4/2025	—	—	—	—	34,482	—	$—	$119,998
PSU (2025 LTI Plan)	3/4/2025	—	17,241	34,482	68,964	—	—	—	119,998
Options (2025 LTI Plan)	3/4/2025	—	—	—	—	—	27,450	3.48	59,893

Nancy Lyskawa		$264,996
RSUs (2025 LTI Plan)	3/4/2025	—	—	—	—	34,482	—	$—	$119,998
PSU (2025 LTI Plan)	3/4/2025	—	17,241	34,482	68,964	—	—	—	119,998
Options (2025 LTI Plan)	3/4/2025	—	—	—	—	—	27,450	3.48	59,893
 _____________________________
(1)RSUs and options reflected in this table vest in three equal annual installments on the first, second and third anniversaries of the grant date, generally subject to the awardee continuing to be a “Service Provider” (as such term is defined under our 2013 Equity Plan, which includes service as an employee, director or consultant through the applicable vesting date).
(2)Amounts shown are the target annual cash bonus opportunities under the Company’s Cash Bonus Plan for each NEO. The actual bonuses awarded to the NEOs for the 2025 fiscal year are reported in the Summary Compensation Table, above, under the column “Non-Equity Incentive Plan Compensation.” The Company does not establish fixed threshold or maximum bonus amounts under its Cash Bonus Plan. For additional information, refer to “Compensation Discussion and Analysis — Key Elements of our Executive Compensation Program and 2025 NEO Compensation.”
(3)The amounts shown in these columns represent the range of number of PSUs that could be earned under our 2025 LTI Plan as of the end of the performance period based on the combined achievement of two equally weighted financial performance metrics for the year ended December 31, 2025: adjusted EBITDA and total revenue. Earned PSUs vest in three equal annual installments on the first, second and third anniversaries of the grant date, generally subject to the awardee continuing to be a Service Provider through the applicable vesting date. For additional information regarding these awards and the associated performance metrics, see “Compensation Discussion & Analysis — 2025 Long-Term Incentive Plan Awards.”
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(4)The values included in this column represent the grant date fair value of the subject awards, based on the expected achievement of performance at target, where applicable. A discussion of all assumptions made in the valuation of the awards is in Note 7, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 19, 2026. For purposes of this table, the entire fair value of awards are reflected in the year of grant, without regards to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period. These amounts do not correspond to the actual value, if any, that the NEOs will recognize from these awards. The NEOs will only realize compensation from these awards to the extent the associated vesting requirements are met.
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Outstanding Equity Awards at Fiscal Year End 2025

	Option Awards(1)(2)

	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
Name		Exercisable	Unexercisable
Seth A. Ravin	2/6/2018	65,119	—	$8.60	2/6/2028
	6/3/2020	149,327	—	4.46	6/3/2030
	12/13/2021	50,000	—	5.71	12/13/2026
	3/3/2023	13,333	6,667	5.06	3/3/2033
	4/3/2023	184,542	92,274	3.93	4/3/2033
	5/6/2024	103,331	206,666	2.47	5/6/2034
	3/4/2025	—	219,605	3.48	3/4/2035

Michael L. Perica	10/1/2020	50,000	—	$3.22	10/1/2030
	2/23/2021	50,000	—	7.52	2/23/2031
	8/3/2021	15,000	—	8.59	8/3/2031
	12/13/2021	12,500	—	5.71	12/13/2031
	2/3/2022	15,000	—	4.66	2/3/2032
	3/3/2023	13,333	6,667	5.06	3/3/2033
	4/3/2023	123,034	61,520	3.93	4/3/2033
	5/6/2024	43,054	86,111	2.47	5/6/2034
	3/4/2025	—	91,502	3.48	3/4/2035

Steve Hershkowitz	12/17/2024	33,333	66,667	$2.72	12/17/2034
	3/4/2025	—	27,450	3.48	3/4/2035

Kevin Maddock	6/29/2017	47,882	—	$7.52	6/29/2027
	2/6/2018	25,000	—	8.60	2/6/2028
	2/3/2022	10,000	—	4.66	2/3/2032
	3/3/2023	13,333	6,667	5.06	3/3/2033
	4/3/2023	36,908	18,455	3.93	4/3/2033
	5/6/2024	12,916	25,833	2.47	5/6/2034
	11/13/2024	3,333	6,667	1.96	11/13/2034
	12/17/2024	33,333	66,667	2.72	12/17/2034
	3/4/2025	—	27,450	3.48	3/4/2035

Nancy Lyskawa	6/29/2017	47,882	—	$7.52	6/29/2027
	2/6/2018	25,000	—	8.60	2/6/2028
	2/3/2022	10,000	—	4.66	2/3/2032
	3/3/2023	13,333	6,667	5.06	3/3/2033
	4/3/2023	50,241	25,122	3.93	4/3/2033
	5/6/2024	—	25,833	2.47	5/6/2034
	12/17/2024	33,333	66,667	2.72	12/17/2034
	3/4/2025	—	27,450	3.48	3/4/2035
_____________________________
(1)All stock option awards have been granted under equity incentive plans approved by our stockholders.
Rimini Street, Inc. | 47

(2)The options reported in this table are subject to a three-year vesting schedule, vesting in three equal annual installments on the first, second and third anniversaries of the grant date, generally subject to the awardee’s continued status as a Service Provider through the applicable vesting date.

	Restricted Stock Unit (“RSU”) & Performance Stock Unit (“PSU”) Awards(1)

Name	Grant Date	Number of Shares underlying RSUs that Have Not Vested (#)(2)	Market Value of RSUs that Have Not Vested ($)(3)	Number of Shares underlying Earned PSUs that Have Not Vested (#)(3)	Market Value of Earned PSUs that Have Not Vested ($)(4)
Seth A. Ravin	3/3/2023	6,667	$25,868	—	$—
	4/3/2023	76,338	296,191	192,117	745,414
	5/6/2024	194,333	754,012	90,688	351,873
	3/4/2025	206,896	802,756	168,965	655,585

Michael L. Perica	3/3/2023	6,667	$25,868	—	$—
	4/3/2023	16,964	65,820	51,232	198,780
	5/6/2024	107,963	418,896	30,230	117,292
	3/4/2025	114,942	445,975	56,321	218,528

Steve Hershkowitz	4/30/2024	200,001	$776,004	—	$—
	12/17/2024	66,667	258,668	—	—
	3/4/2025	34,482	133,790	16,896	65,557
			.
Kevin Maddock	3/3/2023	6,667	$25,868	—	$—
	4/3/2023	5,090	19,749	15,371	59,639
	5/6/2024	32,389	125,669	9,069	35,188
	11/13/2024	13,334	51,736	—	—
	12/17/2024	66,667	258,668	—	—
	3/4/2025	34,482	133,790	16,896	65,557

Nancy Lyskawa	3/3/2023	6,667	$25,868	—	$—
	4/3/2023	11,757	45,617	15,371	59,639
	5/6/2024	32,389	125,669	9,069	35,188
	12/17/2024	66,667	258,668	—	—
	3/4/2025	34,482	133,790	16,896	65,557
__________________________
(1)All RSU and PSU awards have been granted under equity incentive plans approved by our stockholders.
(2)The RSUs reported in this column are subject to a three-year vesting schedule, vesting in three equal annual installments on the first, second and third anniversaries of the grant date, generally subject to the awardee’s continued status as a Service Provider through the applicable vesting date.
(3)Calculated using a price per share of $3.88, the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2025, the end of the Company’s last completed fiscal year.
(4)These shares represent “Earned PSUs” under either our 2025 LTI Plan, 2024 LTI Plan or our 2023 LTI Plan and were earned over a one-year performance period beginning on January 1st and ending on December 31st in the respective years. For the 2025 LTI Plan, 2024 LTI Plan and the 2023 LTI Plan, the combined achievement of two equally weighted financial performance metrics (adjusted EBITDA and total revenue) were 49%, 28% and 151%, respectively, for the years ended December 31, 2025, 2024 and 2023. Earned PSUs vest in three equal annual installments on the first, second and third anniversaries of the grant date, generally subject to the awardee continuing to be a Service Provider
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through the applicable vesting date. For additional information regarding these awards and the associated performance metrics, see “Compensation Discussion & Analysis — 2025 Long-Term Incentive Plan Awards.”
Options Exercised and Stock Vested
The following table sets forth the value realized upon vesting of share awards and option exercises for each NEO for the year ended December 31, 2025.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting(2)
Seth A. Ravin	—	$—	417,619	$1,402,683
Michael L. Perica	—	—	160,622	531,474
Steve Hershkowitz	—	—	133,332	487,328
Kevin Maddock	—	—	104,518	374,132
Nancy Lyskawa	12,916	51,622	102,852	363,751
_____________________________
(1)Includes both RSUs and PSUs that vested in 2025.
(2)Amount is determined based on the closing price of the Company’s common stock on the Nasdaq Global Market on the vesting date multiplied by the number of shares vested.
Potential Payments upon Termination or Change-in-Control
The tables appearing further below show the estimated potential payments to each NEO in connection with a termination of their employment upon specified events or upon a change-in-control. The amounts reflected assume that the termination or change-in-control was effective December 31, 2025, and as such include amounts earned through such time, as well as estimates of the amounts which would be paid out to such NEO upon each event. The actual amounts that would be payable to each NEO can only be determined at the time of an actual termination of employment or change-in-control and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our full-time, salaried employees, generally.
Amended and Restated Employment Agreement — Seth A. Ravin
As of the date of this Proxy Statement, the only Company executive officer with contractually guaranteed potential payments upon termination or change-in-control (other than potential payments pursuant to our 2013 Equity Plan, as described further below) is our CEO, Mr. Ravin. These benefits are provided under the terms of Mr. Ravin’s Amended and Restated Employment Agreement dated October 29, 2024, as discussed above in the “Compensation Discussion and Analysis” section of this Proxy Statement.
If Mr. Ravin’s employment is terminated either by us other than for “cause” (as defined below), or due to death, or disability or by him for “good reason” (as defined below), then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) continued payments of his then-current annual base salary and target bonus for 24 months; and (iii) COBRA reimbursements for him and his covered dependents for up to 24 months.
If Mr. Ravin’s employment is terminated within 24 months following a “change-of-control” (as defined below) either by us other than for “cause” or by him for “good reason,” then, in each case, he receives: (i) 100% acceleration of all outstanding unvested equity awards issued under any equity incentive plan approved by the Board; (ii) a lump sum payment of two times his then-current annual base salary and annual target bonus; and (iii) COBRA premiums for him and his covered dependents for up to 24 months.
Severance benefits in all cases are subject to Mr. Ravin executing and not revoking a release of claims and to his resignation from all of his employment with us. Mr. Ravin is also subject to restrictive covenants during a two-year period following termination of employment.
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For purposes of the employment agreement with Mr. Ravin, “cause” means generally:
•his failure to perform the duties and responsibilities of his position after he has been provided a written demand for performance from the Board and a cure period of 30 days;
•any act of gross negligence or willful misconduct taken by him in connection with his employment, and in the case of gross negligence, such act had a material adverse effect on our business and is not cured within 30 days following written notice of such act from the Board;
•any act of moral turpitude constituting fraud or embezzlement that has a material adverse effect on the our business and is not cured within 30 days following written notice from the Board;;
•his conviction of, or plea of nolo contendere to, a felony (other than minor traffic-related offenses);
•his conviction for a criminal violation of state or federal securities law; or
•any material breach by him of any material obligation set forth in the employment agreement which is not cured within 30 days of receipt of a written notice of such breach from the Board.
For purposes of the employment agreement with Mr. Ravin, “good reason” means generally a resignation within 90 days following the expiration of a cure period following the occurrence of any of the following events without his express written consent:
•a material assignment or reduction of his duties, authority or responsibilities;
•a reduction in his base compensation or target bonus opportunity other than pursuant to a reduction that also is applied to substantially all of our other executives;
•a material change in the geographic location at which he must perform services (of more than 50 miles); or
•any material breach by us of the employment agreement.
Mr. Ravin must provide us with notice of the facts constituting the grounds for “good reason” within 30 days of the event he believes constitutes “good reason” and allow for a reasonable cure period for the Company of not less than 30 days.
    For purposes of the employment agreement with Mr. Ravin, “change-of-control” means generally:
•a change in our ownership, which is deemed to occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50% of our total voting power, except for a financing transaction approved by our Board;
•a change in our effective control, which is deemed to occur on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of appointment or election; or
•a change in the ownership of a substantial portion of our assets, which is deemed to occur on the date that any person, or more than one person acting as a group, acquires assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.

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Potential Payments Upon Termination or Change-in-Control — Seth A. Ravin	Baseline Cash Severance(1)	Payment of Accrued Bonus(1)	Company Paid Healthcare Premiums(2)	Accelerated Vesting of Equity Awards(3)	Total ($)
Death/Disability	$1,000,000	$1,000,000	$31,930	$4,010,937	$6,042,867
Involuntary Termination without “Cause” or Resignation for Good Reason	$1,000,000	$1,000,000	$31,930	$4,010,937	$6,042,867
Involuntary Termination without “Cause” or Resignation for “Good Reason” within 24 Months Following a “Change-in-Control”	$1,000,000	$1,000,000	$31,930	$4,010,937	$6,042,867
_____________________________
(1)These estimates of cash severance payments payable to Mr. Ravin include: (i) for death/disability or involuntary termination without “Cause,” continuous payments of his then-current base salary and target bonus for 24 months and (ii) for involuntary termination without “Cause” within 24 months following a “change-in-control,” a lump sum payment of two times his annual salary and target bonus.
(2)Consists of COBRA reimbursements for Mr. Ravin and his covered dependents (as applicable) for up to 24 months.
(3)Represents the aggregate intrinsic value of the unvested stock options or the value of the unvested RSUs and PSUs that would vest in connection with a termination as of December 31, 2025, based on the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2025 of $3.88. The amount does not include any unvested stock options held by Mr. Ravin that were underwater as of December 31, 2025 (exercise price per share was greater than $3.88).
2013 Equity Plan — Accelerated Vesting Provisions upon a Change-in-Control
Under the terms of our 2013 Equity Plan, if a successor entity refuses to assume or replace any outstanding equity awards (including outstanding equity awards to our executive officers) at the time of a change-in-control of the Company, all such outstanding awards would become fully vested as of immediately prior to the closing of the change-in-control, regardless of whether the holder experiences a termination of employment. With respect to awards with performance-based vesting conditions, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
Pursuant to the terms of the 2013 Equity Plan, assuming that a change-in-control event took place on December 31, 2025 and the successor entity refused to assume or replace the then-unvested outstanding equity awards previously issued under the 2013 Equity Plan (a “Qualifying Change-in-Control Event”), the value of the awards that would have fully vested for each NEO as of immediately prior to the closing of such Qualifying Change-in-Control Event is as follows:

Name	Accelerated Vesting of Equity Awards(1)
Seth A. Ravin	$4,010,937
Michael L. Perica	1,649,174
Steve Hershkowitz	1,322,332
Kevin Maddock	913,403
Nancy Lyskawa	874,734
_____________________________
(1)     Represents the aggregate intrinsic value of the unvested stock options or the value of the unvested RSUs and PSUs that would vest in connection with a Qualifying Change-in-Control Event based on the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2025 of $3.88. The amount does not include any unvested stock options held that were underwater as of December 31, 2025 (exercise price per share was greater than $3.88).
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2025 Long-Term Incentive Plan — Accelerated Vesting Provisions upon a Change-in-Control
Under the 2025 LTI Plan, to the extent that Mr. Ravin’s employment agreement provides for accelerated vesting of the PSUs upon his cessation of service to the Company, the number of PSUs that vest would be (i) the Target PSUs, if cessation of service occurs prior to the end of the Performance Period, and (ii) the Earned PSUs, if cessation of service occurs at or after the end of the Performance Period.
The PSUs awarded to the Company’s other executive officers, including the NEOs, provide for accelerated vesting if the awardee is terminated without “cause” or resigns for “good reason” within 24 months following a “change-in-control” of the Company, in each case as defined further below. As with Mr. Ravin, if such events occur prior to the end of the Performance Period, the number of PSUs that vest would be the Target PSUs, and if such events occur at or after the end of the Performance Period, the number of PSUs that vest would be the Earned PSUs.
As defined in the form of PSU award agreement for the Company’s executive officers other than Mr. Ravin, “cause” means generally:
•a failure to perform the duties and responsibilities of their position after they have been provided a written demand for performance from the Board and a cure period of 30 days;
•any act of gross negligence or willful misconduct taken by them in connection with their employment, and in the case of gross negligence, such act had a material adverse effect on our business or reputation;
•any act of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise adversely affecting our business or reputation;
•their conviction of, or plea of nolo contendere to, a felony (other than minor traffic-related offenses); or
•their indictment or conviction for a criminal violation of state or federal securities law.
As defined in the form of PSU award agreement for the Company’s executive officers other than Mr. Ravin, “good reason” means generally a resignation within 90 days following the expiration of the cure period (described below) following the occurrence of any of the following events without their express written consent:
•a material reduction of their duties, authority or responsibilities;
•a material reduction in their base compensation other than pursuant to a reduction that also is applied to substantially all of our other executives;
•a material change in the geographic location at which they must perform services (in other words, a change in geographic location of more than 50 miles); or
•any material breach by us of any terms of the PSU award agreement.
The award recipient must provide us with notice of the facts constituting the grounds for “good reason” within 90 days of the event they believes constitute “good reason” and allow for a reasonable cure period of not less than 30 days.
    For purposes of the PSU award agreements for the Company’s executive officers other than Mr. Ravin, “change-in-control” means generally:
•a change in our ownership, which is deemed to occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50% of our total voting power, except for a financing transaction approved by our Board;
•a change in our effective control, which is deemed to occur on the date that a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of appointment or election; or
•a change in the ownership of a substantial portion of our assets, which is deemed to occur on the date that any person, or more than one person acting as a group, acquires assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.
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Securities Authorized for Issuance Under Equity Compensation Plans
    The following table summarizes certain equity compensation plan information as of December 31, 2025:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Stockholders
2013 Equity Incentive Plan(1)	14,383,860	(2)	$4.52	7,730,803	(3)
2018 Employee Stock Purchase Plan	—		—	5,000,000	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	14,383,860		$4.52	12,730,803
_____________________________
(1)In October 2013, we established the 2013 Equity Plan, which provides for grants of stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares. Previously, the authorized shares of common stock under the 2013 Equity Plan were increased for outstanding options under the 2007 Plan that were subsequently forfeited or expired unexercised. Accordingly, options that expired or were forfeited under the 2007 Plan became available for re-grant under the 2013 Equity Plan. Through December 31, 2025, grants under the 2013 Equity Plan consist solely of stock options, RSUs and PSUs. The 2013 Equity Plan will expire in July 2027.
(2)As of December 31, 2025, the Company had approximately 9.4 million stock options outstanding, 3.9 million RSUs outstanding and 1.0 million PSUs outstanding under the 2013 Equity Plan. As included in this table, the number of PSUs outstanding as of December 31, 2025 represents the number of PSUs earned under the 2025, 2024 and 2023 LTI Plans. The number of PSUs eligible for vesting under the 2025 LTI Plan (approximately 0.3 million shares) was determined as of February 19, 2026, the date that the Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC.
(3)Beginning in 2018, the 2013 Equity Plan provides that on the first day of each fiscal year the number of authorized shares available for issuance under the plan will increase in an amount equal to the lesser of: (i) approximately 4.8 million shares; (ii) 4% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the Board may determine. On February 12, 2026, the Board approved increasing the number of shares authorized under the 2013 Equity Plan by 3.7 million shares, which is excluded from this amount.
(4)In June 2018, our stockholders approved the Rimini Street, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for the purchase by employees of up to an aggregate of 5.0 million shares of common stock. The purchase price per share at which shares are sold in an offering period under the ESPP will be equal to the lesser of 85% of the fair market value of the shares (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading day of the offering period). Offering periods will consist of two six-month periods generally commencing twice each calendar year. The purpose of the ESPP is to provide an opportunity for eligible employees to purchase shares of our common stock at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and our stockholders. Through December 31, 2025, no offering period under the ESPP had commenced and no shares of common stock have been issued under the ESPP.
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CEO PAY RATIO

In accordance with SEC rules, we are providing the following information about the ratio of the total annual compensation of Seth A. Ravin, our President, Chief Executive Officer and Chairman of the Board (CEO) to the total annual compensation of our median compensated employee of all of our employees, excluding Mr. Ravin (“Median Employee”).
Since neither our employee compensation arrangements nor the distribution of our US and international employee population have changed in the past fiscal year in a manner that we reasonably believe would result in a significant change to our pay ratio disclosure, we have elected to use the same median employee that was identified for 2024 to calculate our 2025 CEO pay ratio. The methodology we used to determine our Median Employee for 2024 is described below.
For the year ending December 31, 2025:
•the annual total compensation of our Median Employee was $65,520, and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table, above, was $3,761,717.
As a result, the ratio of the annual total compensation of our CEO to our Median Employee was 57:1.
Methodology:
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our Median Employee, we took the following steps:
•We selected December 31, 2024, the last day of our 2024 fiscal year, as the determination date for purposes of identifying our Median Employee.
•As of December 31, 2024, our global workforce used for determining the pay ratio, excluding our CEO, included 555 employees in the U.S. and 1,490 internationally.
•Contractors and other non-employees were not included in our employee population, and we did not rely on the de minimis exception to exclude any non-U.S. employees from our population.
•To identify the Median Employee from our employee population, we utilized a consistently applied compensation measure consisting of annual base pay, annual target cash incentive opportunity (bonuses, commissions, etc.), and the grant date fair value of equity awards granted during 2024.
•We converted amounts paid to non-U.S. employees in foreign currencies to U.S. dollars using foreign exchange rates in effect as of December 31, 2024, and we did not make any cost-of-living adjustments.
•Once the identity of our Median Employee was determined, we then calculated that employee’s annual total 2025 compensation in the same manner as our CEO and in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Because SEC rules for identifying the median compensated employee allow companies to use different methodologies, exclusions, estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor our management used our CEO Pay Ratio in making compensation decisions.
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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of the Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (referred to herein as “CAP”) and certain financial performance measures of the Company. Under the pay versus performance rules, the Company must calculate compensation using the methodology required by the SEC for CAP, which is then compared to certain Company and peer group performance measures prescribed by the SEC. For further information concerning the Company’s executive compensation policies and decisions, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Summary Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)(6)	Adjusted EBITDA(7)
					Total Shareholder Return(4)	Peer Group Shareholder Return(5)

							(in thousands)
2025	$3,761,717	$4,491,000	$1,243,859	$1,681,000	$88.94	$186.09	$37,098	$49,840

2024	$3,744,981	$4,063,000	$1,672,662	$1,691,000	$81.65	$122.12	$(36,272)	$53,133

2023	$4,726,758	$4,434,564	$1,290,770	$1,137,537	$85.83	$122.27	$26,059	$71,938

2022	$1,197,167	$779,187	$803,284	$580,903	$63.82	$86.70	$(2,480)	$52,278

2021	$1,651,278	$2,368,725	$1,415,372	$1,948,099	$134.76	$120.62	$75,219	$55,807

_____________________________
(1)The dollar amounts reported in this column are the amounts of total compensation reported for our Principal Executive Officer (“PEO”), Seth A. Ravin, who served as our President , Chief Executive Officer and Chairman of the Board, for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). For additional information, please refer to the section of this Proxy Statement titled “Summary Compensation Table.”
(2)The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” (or CAP) to the PEO and the average CAP to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the Non-PEO NEOs during the applicable year. CAP to the PEO and the average CAP to the Non-PEO NEOs reflect the following adjustments from Total Compensation reported in the SCT:

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Amounts in the table below are in thousands.

	2025		2024		2023		2022		2021
	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs	PEO	Average of Non-PEO NEOs
Summary Compensation Table Total	$3,762	$1,244	$3,745	$1,673	$4,727	$1,291	$1,197	$803	$1,651	$1,415
Adjustment for year-end value of awards granted in fiscal year that are unvested and outstanding	305	60	212	50	(287)	(110)	—	(50)	36	(96)
Adjustment for the change in fair value of the prior years' awards that vested during the year	44	103	95	(2)	12	(21)	(4)	(40)	287	299
Adjustment for prior year awards that failed to vest during this fiscal year	—	—	—	—	—	—	—	—	—	—
Adjustment for the change in fair value of the prior years' awards that are outstanding and unvested	380	274	11	(30)	(17)	(22)	(414)	(132)	395	330
Total Compensation Actually Paid	$4,491	$1,681	$4,063	$1,691	$4,435	$1,138	$779	$581	$2,369	$1,948
N.B., we have not reported any amounts in our SCT with respect to “Change in Pension and Nonqualified Deferred Compensation.” Consequently, we have no adjustments with respect to such items as prescribed by the pay versus performance rules.
(3)The dollar amounts reported in this column represent the average of the amounts of total compensation reported for the Company’s named executive officers as a group (excluding our PEO) (Non-PEO NEOs) for each corresponding year in the “Total” column of the SCT in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Michael L. Perica, Kevin Maddock, Steve Hershkowitz and Nancy Lyskawa, (ii) for 2024, Michael L. Perica, Kevin Maddock, Steve Hershkowitz and David Rowe, (iii) for 2023, Michael L. Perica, Kevin Maddock, Nancy Lyskawa and David Rowe, (iv) for 2022, Michael L. Perica, Kevin Maddock, Nancy Lyskawa and Steven Salaets, and (v) for 2021, Michael L. Perica and Gerard Brossard. Note, that in compliance with the reporting requirements applicable to “Smaller Reporting Companies” under SEC rulemaking, in 2021 we only had three NEOs (including Seth Ravin, who was our then-current PEO).
(4)For the relevant fiscal year, represents an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2020 through and including the end of the fiscal year for which TSR is being presented in the table.
(5)The Company’s peer group consists of the Dow Jones U.S. Computer Services Index and is set forth in Part II, Item 5 of the Form 10-K for the fiscal year ended December 31, 2025. TSR represents an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2020, and assuming the reinvestment of dividends, through and including the end of the fiscal year for which TSR is being presented in the table.
(6)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)Refer to Appendix A for additional information, including applicable definitions and reconciliations of Adjusted EBITDA (non-GAAP) to financial measures derived in accordance with Unites States generally accepted accounting principles (“GAAP”).
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Relationship Between Compensation Actually Paid and Performance Measures
As described in more detail under “Compensation Discussion and Analysis,” above, while the Company uses several performance measures to align executive compensation with Company performance, the Company does not specifically align its performance measures with CAP (as computed in accordance with Item 402(v) of SEC Regulation S-K) for a particular year.
In accordance with Item 402(v) of Regulation S-K, the following charts detail the relationship of our TSR relative to our peer group as well as the relationship between “compensation actually paid” to our PEO and Non-PEO NEOs and our (i) cumulative TSR and cumulative TSR of our peer group; (ii) net income; and (iii) adjusted EBITDA. All dollar amounts are in thousands, except per share and TSR amounts:
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List of Most Important Financial Measures
The following table lists the four financial performance measures that we believe represent the most important financial performance measures we use to link CAP for our NEOs for fiscal year 2025 to our performance. The financial performance measures are not ranked in order of importance. For information regarding how each of these performance measures are used in our executive compensation programs, see the “Compensation Discussion and Analysis” section, above.

Adjusted EBITDA
Total Client Invoicing
Aggregate Expenses
Total Revenue
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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background
Section 14A of the Exchange Act requires the Company to seek a non-binding, advisory vote (“Say on Pay” vote) from its stockholders to approve the compensation of its Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative disclosure in this Proxy Statement.
This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this Proposal 2 is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement, including the “Compensation Discussion and Analysis” section. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
After considering the results of our initial advisory resolution on the frequency of Say on Pay votes, the Board of Directors currently expects to maintain its policy of holding annual advisory votes to approve our executive compensation. Provided that the Board of Directors does not modify this policy, the Company’s next say-on-pay proposal after the Annual Meeting will be presented at the 2027 annual meeting of stockholders.
Proposal
The Company is presenting this Proposal 2, which gives you, as a stockholder, the opportunity to express your view on the compensation of our Named Executive Officers by voting FOR or AGAINST the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and other narrative executive compensation disclosures contained in the Company’s 2026 Proxy Statement, is hereby APPROVED.”
Board of Directors Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
Vote Required
This proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
Even though the results of the Say on Pay vote will not be binding on the Company, the Board or the Compensation Committee and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the Board or the Compensation Committee, the Board and the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation decisions.
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DIRECTOR COMPENSATION

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. Additionally, our directors are reimbursed for reasonable, documented travel expenses incurred in attending meetings. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to us as well as the skill level required of such directors. For the year ended December 31, 2025, non-employee director compensation was paid through cash compensation and the issuance of RSUs as discussed in the table below.
Effective January 1, 2021, the Company’s cash and equity compensation program for its non-employee directors includes cash compensation for Board service, committee service, service as Lead Independent Director, and service as a Board committee chair, and provides for an automatic annual grant of RSUs to each non-employee director, as set forth in the Company’s Non-Employee Director Compensation Policy, a copy of which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The Compensation Committee previously engaged its dependent compensation consultant, Willis Towers Watson, to perform an evaluation of our non-employee director compensation program as compared to available peer group and survey data. Based on the results of this evaluation, the Compensation Committee determined that no changes to our non-employee director compensation program for 2024. For fiscal year 2025, the Compensation Committee, in consultation with Willis Towers Watson, determined that there were no material developments on this topic such that no changes to our non-employee director compensation program were warranted. The Compensation Committee will continue to monitor this topic and recommend changes, as appropriate.

	Director Fees Paid in Cash					Stock Awards(9)	Option Awards(10)	Total Compensation
Director Name(1)	Director		Committee(s)(2)		Total
Jack L. Acosta	$60,000	(3)(4)	$21,333	(5)	$81,333	$179,998	$—	$261,331
Steven Capelli	40,000	(3)	36,000	(6)	76,000	179,998	—	255,998
Robin Murray	40,000	(3)	5,000	(7)	45,000	179,998	—	224,998
Jay Snyder	40,000	(3)	20,861	(8)	60,861	179,998	—	240,859
_____________________________
(1)During 2025, Seth A. Ravin was an executive officer who also served as a member of the Board. Mr. Ravin has been omitted from this table since he received compensation for his service as an executive officer but did not receive additional compensation for serving as a director of the Company. Mr. Ravin’s compensation is described in the Summary Compensation Table above.
(2)In 2024, the Board appointed a Special Committee of the Board comprised entirely of independent directors, which Special Committee was dissolved effective as of January 2, 2025. The Chair of the Special Committee received an additional monthly retainer of $20,000 per month on a pro-rated basis, based on a 30 calendar day month, and the other member(s) of the Special Committee received an additional monthly retainer of $15,000 per month, on a pro-rated basis, based on a 30 calendar day month. Special Committee member monthly retainers were paid in arrears in cash on a quarterly basis.
(3)Each of our non-employee directors received an annual retainer of $40,000 for service in 2025. Board members who serve on standing committees/as a standing committee chairperson receive additional compensation shown in the “Committee(s)” column. The additional compensation received by the Special Committee members for service on the Special Committee during 2025 is also shown in the “Committee(s)” column. All Board and standing committee retainers are payable in arrears in cash on a quarterly basis.
(4)Mr. Acosta serves as our Lead Independent Director for which an additional annual retainer of $20,000 was paid for service in 2025, in addition to the $40,000 retainer that all non-employee Board members receive.
(5)Mr. Acosta serves as Chair of the Audit Committee for which an additional annual retainer of $20,000 was paid for service in 2025. Mr. Acosta also served as Chair of the Special Committee, for which he received in 2025 an additional retainer payment totaling approximately $1,333.
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(6)Mr. Capelli serves as (i) Chair of the Compensation Committee, for which an additional annual retainer of $15,000 was paid for service in 2025, (ii) Chair of the Nominating Committee, for which an additional annual retainer of $10,000 was paid for service in 2025, and (iii) as a member of the Audit Committee, for which an additional annual retainer of $10,000 was paid for service in 2025. Mr. Capelli also served as member of the Special Committee, for which he received in 2025 an additional retainer payment totaling $1,000.
(7)Mr. Murray serves as a member of the Nominating Committee for which an additional annual retainer of $5,000 was paid for service in 2025.
(8)Mr. Snyder serves as a member of the Nominating Committee and the Compensation Committee and was appointed as a member of the Audit Committee effective March 1, 2025. The total committee fees for Mr. Snyder represent the additional annual retainers earned by Mr. Snyder in 2025 for his service as a member of the Nominating Committee ($5,000), as member of the Compensation Committee ($7,500) and as a member of the Audit Committee from March 1, 2025 through December 31, 2025 (pro-rated retainer of $8,361).
(9)The Board’s service period runs from June to June each year to align with our annual meeting of stockholders. On June 4, 2025, each of the then-current non-employee Board members were granted 55,727 RSUs. 100% of which will vest on June 2, 2026 (or, the date before the Company’s 2026 annual meeting of stockholders), contingent upon their remaining a member of the Board through such date. The aggregate grant date fair value for the RSU awards was computed in accordance with FASB ASC 718. A discussion of all assumptions made in the valuation of the awards is in Note 7, Stock-Based Compensation and Warrants, to our consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on February 19, 2026. For purposes of this table, the entire fair value of awards is reflected in the year of grant, without regard to estimated forfeitures, whereas under FASB ASC 718, the fair value of awards is recognized in our consolidated financial statements over the vesting period.
(10)No Option Awards were granted during 2025 to the non-employee Board members. The aggregate number of Option Awards held by each of the non-employee Board members as of December 31, 2025, was as follows: Mr. Acosta: 17,655, Mr. Capelli: 17,655, Mr. Murray: 17,655 and Mr. Snyder: no Option Awards.

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PROPOSAL NO. 3 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Background
The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2026. The submission of this matter for ratification by stockholders is not required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Board of Directors Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present (by virtual attendance) or represented by proxy at the Annual Meeting and entitled to vote.
KPMG Representative — Attendance at the Annual Meeting
A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.
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FEES PAID TO AUDITORS

KPMG charged the following fees related to our 2025 and 2024 financial statements, all of which were approved by the Audit Committee:

	2025			2024
	Amount		Percent	Amount		Percent
Audit fees	$2,348,800	(1)	99.7%	$2,305,000	(3)	99.6%
All other fees	7,057	(2)	0.3%	9,469	(2)	0.4%
Total	$2,355,857		100.0%	$2,314,469		100.0%
_____________________________
(1)Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2025 and the audit of our annual financial statements and related expenses for the year ended December 31, 2025, for a total of $2,318,800, as well as fees of $30,000 for services rendered in connection with the issuance of a consent related to a Registration Statement on Form S-8 filed with the SEC in 2025.
(2)Consists of fees relating to an annual subscription to KPMG’s Accounting Research Online tool and other expenses.
(3)Consists of fees for the quarterly reviews of our financial statements filed with the SEC during 2024 and the audit of our annual financial statements and related expenses for the year ended December 31, 2024, for a total of $2,245,000, as well as fees of $60,000 for services rendered in connection with the issuance of consents related to a Registration Statement on Form S-8 and a Registration Statement on Form S-3 filed with the SEC in 2024.

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Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances
All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. To facilitate the pre-approval process, the Audit Committee of the Board has adopted an “Audit and Non-Audit Services Pre-Approval Policy” (the “Pre-Approval Policy”). Under the Pre-Approval Policy, proposed audit and permissible non-audit services may either (i) be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or (ii) require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditors. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee (or the Audit Committee chairperson, to the extent such authority has been delegated by the Audit Committee) if it is to be provided by the independent auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. The Audit Committee has delegated authority to Mr. Acosta, as Chairman of the Audit Committee, to address certain types of requests for specific pre-approval, provided that any such pre-approvals are presented to the full Audit Committee at its next meeting.
The Pre-Approval Policy also identifies a list of non-audit services that the independent auditors are prohibited from providing in accordance with SEC rulemaking governing outside auditor independence. You can find a copy of the Pre-Approval Policy on the “Investor Relations” subpage of our website.
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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS4

Our Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed them with management and our independent registered public accounting firm, KPMG.
Our Audit Committee has also received from, and discussed with, KPMG various communications that KPMG is required to provide to our Audit Committee, including the matters required by the applicable standards of the Public Company Accounting Oversight Board and the SEC.
In addition, KPMG provided our Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence.
Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

By the Audit Committee of the Board of Directors of Rimini Street, Inc.

Jack L. Acosta (Chair)
Steven Capelli
Jay Snyder

4 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each current director, (ii) each Named Executive Officer, (iii) all current directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock, in each case as of the Record Date, unless otherwise indicated below. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after the Record Date and shares of common stock issuable upon the vesting of RSUs that vest within 60 days after the Record Date. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations are based on 92,556,379 shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by each person, entity or group and the related percentage ownership, we included in both the numerator and the denominator shares of common stock subject to options or warrants held by that person, entity or group that are currently exercisable or exercisable within 60 days of the Record Date and shares of common stock issuable upon the vesting of RSUs held by that person, entity or group that vest within 60 days after the Record Date. We did not include these shares, however, for the purpose of computing the percentage ownership of any other person or entity. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Rimini Street, Inc., 1700 S. Pavilion Center Drive, Suite 330, Las Vegas, Nevada 89135.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Named Executive Officers and Directors:
Seth A. Ravin(1)	12,272,430	13.1%
Jack L. Acosta(2)	347,376	*
Steven Capelli(3)	346,476	*
Robin Murray(4)	23,911,809	25.8%
Jay Snyder(5)	281,745	*
Michael L. Perica(6)	700,509	*
Steven Hershkowitz(7)	254,358	*
Nancy Lyskawa(8)	473,497	*
Kevin Maddock(9)	450,911	*
All Current Executive Officers and Directors as a Group (10 Persons)(10)	40,232,636	42.0%

Other 5% Stockholders:
Entities Affiliated with Adams Street Partners, LLC(11)	23,911,809	25.8%
Conifer Management, L.L.C.(12)	5,913,199	6.4%
127 Capital, LLC and Affiliate(13)	6,917,462	7.5%
______________________________________________
*Represents beneficial ownership of less than 1% of the shares of common stock.
(1)Consists of (i) 10,491,309 shares of our common stock beneficially owned by Seth A. Ravin, Trustee of The SAR Trust U/A/D August 30, 2005, (ii) 797,488 shares of our common stock owned by Mr. Ravin, individually, (iii) 841,124 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date, (iv) 97,165 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date and (v) 45,344 shares of our common stock issuable upon the vesting of PSUs that will vest within 60 days of the Record Date. The shares set forth above do not include shares owned by Ms. Janet Ravin, the spouse of Mr. Ravin,
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over which she has sole voting and dispositive power. Mr. Ravin disclaims beneficial ownership of any Company securities issued to or owned by Ms. Ravin.
(2)Consists of (i) 273,994 shares of our common stock owned by Mr. Acosta, (ii) 17,655 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iii) 55,727 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(3)Consists of (i) 100 shares of our common stock beneficially owned by Steven Capelli, Trustee of the Steven Capelli Living Trust, (ii) 272,994 shares of our common stock owned by Mr. Capelli, individually, (iii) 17,655 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iv) 55,727 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(4)As discussed under footnote (11), below, consists of (i) an aggregate of 23,565,433 shares of our common stock held by affiliates of Adams Street Partners, LLC of which Mr. Murray may be deemed to be a beneficial owner, (ii) 17,655 shares of our common stock issuable upon exercise of options held by Mr. Murray and exercisable within 60 days of the Record Date, (iii) 55,727 shares of common stock issuable upon the vesting of RSUs held by Mr. Murray that will vest within 60 days of the Record Date and (iv) 272,994 shares of common stock held by Mr. Murray, individually (by agreement with the ASP Growth Equity Funds (as defined below), Mr. Murray is deemed to hold these shares for the benefit of the ASP Growth Equity Funds and, as a result, these shares may be deemed to be beneficially owned by Adams Street Partners, LLC). Mr. Murray, a member of our Board of Directors, is a partner with Adams Street Partners, LLC. Mr. Murray disclaims beneficial ownership of the shares held by affiliates of Adams Street Partners, LLC and himself except to the extent of his pecuniary interest therein.
(5)Consists of (i) 226,018 shares of our common stock owned by Mr. Snyder and (ii) 55,727 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date.
(6)Consists of (i) 167,751 shares of our common stock owned by Mr. Perica, (ii) 463,663 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date, (iii) 53,980 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date and (iv) 15,115 shares of our common stock issuable upon the vesting of PSUs that will vest within 60 days of the Record Date.
(7)Consists of (i) 111,877 shares of our common stock owned by Mr. Hershkowitz, (ii) 42,482 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date and (iii) 99,999 shares of our common stock issuable to Mr. Hershkowitz upon the vesting of RSUs that will vest within 60 days of the Record Date.
(8)Consists of (i) 219,126 shares of our common stock owned by Ms. Lyskawa, (ii) 233,643 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date, (iii) 16,194 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date and (iv) 4,534 shares of our common stock issuable upon the vesting of PSUs that will vest within 60 days of the Record Date.
(9)Consists of (i) 200,291 shares of our common stock owned by Mr. Maddock, (ii) 229,892 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date, (iii) 16,194 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date and (iv) 4,534 shares of our common stock issuable upon the vesting of PSUs that will vest within 60 days of the Record Date.
(10)Consists of (i) 484,876 shares of our common stock, (ii) 687,921 shares of our common stock issuable upon exercise of options exercisable within 60 days of the Record Date, (iii) 16,194 shares of our common stock issuable upon the vesting of RSUs that will vest within 60 days of the Record Date and (iv) 4,534 shares of our common stock issuable upon the vesting of PSUs that will vest within 60 days of the Record Date owned by the executive officer not named in the table as well as the amounts listed in the Number of Shares Beneficially Owned column above.
(11)Based partially on information provided to the Company by the stockholder, partially on information set forth in a Schedule 13D/A filed on behalf of Adams Street Partners, LLC on February 14, 2022. and partially on a Form 4 filed on behalf of Adams Street Partners, LLC on June 5, 2025. Consists of (i) an aggregate of 23,565,433 shares of our common stock held by entities that are affiliates of Adams Street Partners, LLC, (ii) 17,655 shares of our common stock issuable upon the exercise of options held by Robin Murray, who is a member of our Board of Directors, and exercisable within 60 days of the Record Date, as discussed under footnote (4), (iii) 55,727 shares of common stock issuable upon the vesting of RSUs held by Mr. Murray that will vest within 60 days of the Record Date, as discussed under footnote (4) and (iv) 272,994 shares of our common stock owned by Mr. Murray, individually. Includes (a) 4,320,786 shares of our common stock held by Adams Street 2007 Direct Fund, L.P., (b) 4,870,262 shares of our
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common stock held by Adams Street 2008 Direct Fund, L.P., (c) 4,267,067 shares of our common stock held by Adams Street 2009 Direct Fund, L.P., (d) 1,313,301 shares of our common stock held by Adams Street 2013 Direct Fund, LP, (e) 1,786,318 shares of our common stock held by Adams Street 2014 Direct Fund LP, (f) 1,371,200 shares of our common stock held by Adams Street 2015 Direct Venture/Growth Fund LP, (g) 1,353,906 shares of our common stock held by Adams Street 2016 Direct Venture/Growth Fund LP, (h) 3,982,079 shares of our common stock held by Adams Street Venture/Growth Fund VI LP and (i) 300,514 shares of our common stock held by Adams Street Rimini Aggregator LLC (“ASRA”). By agreement with the aforementioned funds, Mr. Murray is deemed to hold these shares of common stock for the benefit of the funds. The shares owned by the aforementioned funds and by Mr. Murray are aggregated for purposes of reporting ownership information and, together, the aforementioned funds and Mr. Murray beneficially hold more than 5% of our capital stock. Adams Street Partners, LLC is the managing member of the general partner or the managing member of the general partner of the general partner of Adams Street 2007 Direct Fund, L.P., Adams Street 2008 Direct Fund, L.P., Adams Street 2009 Direct Fund, L.P., Adams Street 2013 Direct Fund LP, Adams Street 2014 Direct Fund LP, Adams Street 2015 Direct Venture/Growth Fund LP, Adams Street 2016 Direct Venture/Growth Fund LP, and Adams Street Venture/Growth Fund VI LP (collectively, the “ASP Growth Equity Funds”) and may be deemed to beneficially own the shares held by them and by Mr. Murray. Thomas S. Bremner, Ali Cliff, Jeffrey T. Diehl, Brian Dudley, Mr. Murray and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the ASP Growth Equity Funds and Mr. Murray. Adams Street Partners, LLC and Messrs. Bremner, Cliff, Diehl, Dudley, Murray and Wang disclaim beneficial ownership of the shares held by the ASP Growth Equity Funds and Mr. Murray except to the extent of their pecuniary interest therein. Adams Street Partners, LLC is the manager of ASRA and may be deemed to beneficially own the shares held by ASRA. David Brett, Alex Kessel, Michael Taylor, Benjamin Wallwork, Andy Wang and Craig D. Waslin, each of whom is a partner or principal of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by ASRA. Adams Street Partners, LLC and Messrs. Brett, Kessel, Taylor, Wallwork, Wang and Waslin disclaim beneficial ownership of the shares held by ASRA except to the extent of their pecuniary interest therein. The business address of the foregoing entities and individuals is One North Wacker Drive, Suite 2700, Chicago, Illinois 60606.
(12)Based solely on information set forth in the Schedule 13G/A filed February 14, 2024 by Conifer Management, L.L.C. (“Conifer”). Conifer has sole voting power and sole investment power over 5,913,199 shares of our common stock. Conifer’s address is 45 Rockefeller Plaza, 34th Floor, New York, New York 10111.
(13)Based solely on information set forth in the Schedule 13D filed January 2, 2024 by 127 Capital, LLC (“127 Capital”) and Mr. Clayton Webb. Mr. Webb is the sole member of 127 Capital and may be deemed to have shared voting power and shared investment power over the 6,917,462 shares of our common stock held by 127 Capital. The address of each of 127 Capital and Mr. Webb is 6056 Deloache Avenue, Dallas, Texas 75225.
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OTHER MATTERS AND ADDITIONAL INFORMATION

Householding of Proxy Materials
We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of this Proxy Statement and our 2025 Annual Report. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.
At this time, householding is only available to street name holders (i.e., those stockholders who hold their shares through a brokerage or other financial institution); householding is not available for registered stockholders (i.e., those stockholders with certificates registered in their name or shares registered in their name in book entry format).
Stockholders who hold their shares through a brokerage or other financial institution may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers/financial institutions.
Regardless of how you hold your shares, if you received a household mailing this year, and you would like to receive additional copies of our proxy materials for the Annual Meeting, please submit your request to our Rimini Street Investor Relations Department by email at IR@riministreet.com, by calling (925) 523-7636 or by directing a written request to Dean Pohl, Vice President, Treasurer & Investor Relations, c/o Rimini Street, Inc., at the address of our principal executive offices (see the first page of this Proxy Statement for address information), and we will promptly deliver the requested copy.
Deadlines for Stockholder Proposals and Director Nominations to be Presented at the Next Annual Meeting
Stockholder proposals intended to be included in the proxy statement for the 2027 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by our Corporate Secretary no later than December 31, 2026. In order to be considered for inclusion in our proxy statement, these proposals must satisfy the requirements of SEC Rule 14a-8.
Our Bylaws also provide for separate advance notice procedures to recommend a person for nomination as a director, including any notice of solicitation of proxies intended to be submitted in accordance with the requirements of Rule 14a-19 of the Exchange Act, or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary between 75 and 45 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting (that is, between February 14, 2027 and March 16, 2027); provided, however, that if the 2027 annual meeting date is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary no earlier than the close of business 120 days prior to the 2027 annual meeting, and no later than the close of business on the later of (i) 90 days prior to the 2027 annual meeting, or (ii) on or before 10 days after the day on which the date of the 2027 annual meeting is first disclosed in a public announcement. Notice of any such stockholder proposals and director nominations must satisfy the requirements set forth in our Bylaws, as well as any other applicable law legal requirements including, but not limited to, the SEC's rules and regulations, including Rule 14a-19 of the Exchange Act, if applicable. The Board, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.
All notices of proposals or nominations, as applicable, must be addressed to the attention of our Corporate Secretary at our principal executive offices at 1700 S. Pavilion Center Drive, Suite 330, Las Vegas, Nevada 89135.
Availability of Annual Report to Stockholders and Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 19, 2026 (exclusive of exhibits and documents incorporated by reference), may be obtained for free by directing written requests to: Corporate Secretary, Rimini Street, Inc., at the address of our principal executive offices at 1700 S. Pavilion Center Drive, Suite 330, Las Vegas, Nevada 89135. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the internet at the SEC’s website, www.sec.gov, or at https://investors.riministreet.com/SEC-Filings.
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Other Matters to be Presented for Action at the Annual Meeting
Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented at the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.
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Appendix A — Reconciliation of Non-GAAP Financial Measures
This Proxy Statement refers to certain financial measures that are not recognized under U.S. GAAP, including EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered as substitutes for GAAP metrics such as net income or any other performance measures derived in accordance with GAAP. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Reconciliations of net income to EBITDA and Adjusted EBITDA, respectively, appear below.
RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited)
(In thousands)

		Years Ended
		December 31,
	2025	2024	2023	2022	2021
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$37,098	$(36,272)	$26,059	$(2,480)	$75,219
Non-GAAP adjustments:
Interest expense	6,151	6,305	5,522	4,271	1,550
Income taxes	18,533	(371)	15,173	6,285	(55,784)
Depreciation and amortization expense	3,861	3,596	2,827	2,504	2,404
EBITDA	65,643	(26,742)	49,581	10,580	23,389
Non-GAAP adjustments:
Litigation costs and related recoveries, net	(31,365)	64,593	9,776	25,265	16,876
Loss on change in fair value of redeemable warrants	—	—	—	—	4,183
Stock-based compensation expense	11,071	9,545	12,522	10,895	9,710
Impairment charges related to operating lease right-of-use assets	—	—	—	3,013	1,649
Reorganization costs	4,491	5,737	59	2,525	—
Adjusted EBITDA	$49,840	$53,133	$71,938	$52,278	$55,807
About Non-GAAP Financial Measures
We have provided in the tables above a reconciliation of each non-GAAP financial measure used in this Proxy Statement to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.
The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.
EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.
Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense, impairment charges related to operating right-of-use assets and reorganization costs. These exclusions are discussed in further detail below.
Rimini Street, Inc. | A-1

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries related to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.
Loss on Change in Fair Value of Redeemable Warrants: We have excluded the losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to serving our clients, and therefore we have excluded them.
Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.
Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to impairment charges on our leased assets for a portion of one of our locations as we no longer use the space and have revised our estimated loss.
Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

Rimini Street, Inc. | A-2

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet – QUICK ★★★ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

# RIMINI STREET, INC.

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2026.**

**INTERNET – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**Vote at the Meeting –**
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
**https://www.cstproxy.com/riministreet/2026**

**MAIL –** Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

**PROXY**

Please mark your votes like this **X**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.**

1. Election of Class III Directors

| | FOR | WITHHOLD |
|---|---|---|
| (1) Seth A. Ravin | ☐ | ☐ |
| (2) Steven Capelli | ☐ | ☐ |
| (3) Jay Snyder | ☐ | ☐ |

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| ☐ | ☐ | ☐ |

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| ☐ | ☐ | ☐ |

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2026

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

**Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders**

**The 2026 Proxy Statement and the 2025 Annual Report to Stockholders are available at https://www.cstproxy.com/riministreet/2026**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

# RIMINI STREET, INC.

The undersigned appoints Seth A. Ravin and Celeste Rasmussen Peiffer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Rimini Street, Inc. held of record by the undersigned at the close of business on April 15, 2026 at the Annual Meeting of Stockholders of Rimini Street, Inc.

**The Annual Meeting of Stockholders is to be held online at https://www.cstproxy.com/riministreet/2026 at Noon Pacific Time on June 3, 2026 or at any postponement or adjournment thereof.**

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.**

**(Continued and to be marked, dated and signed, on the other side)**